As Filed with Securities and Exchange Commission on September 20, 2011

Registration No. 333-169128

SECURITIES AND EXCHANGE COMMISSION

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FORM S-1/A

Amendment No. 9

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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DANIELS CORPORATE ADVISORY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	04-3667624 (I.R.S. Employer Identification No.)

Parker Towers, 104-60, Queens Boulevard
12th Floor

Forest Hills, New York 11375

(347) 242-3148

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Mr. Arthur D. Viola

Chief Executive Officer

Daniels Corporate Advisory Company, Inc.

Parker Towers, 104-60, Queens Boulevard
12th Floor

Forest Hills, New York 11375

(347) 242-3148

(Name, Address and Telephone Number of Agent for Service)

With a Copy to:
Norman T. Reynolds, Esq.

Norman T. Reynolds Law Firm

3262 Westheimer Road, Suite 234

Houston, Texas 77098

Telephone No.: (713) 503-9411

Telecopier No.: (713) 456-2509

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Amount of Registration Fee
Common stock (3)	4,800,972	$0.001	$4,809.97	$0.56

(1)

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2)

Based on Rule 457 under the Securities Act.  The offering price is the par value of $0.001 of the shares to be issued. The filing fee has already been paid.  We do not plan to pay any commissions with respect to the spin-off of our stock.  See “Plan of Distribution.”  The factors used in determining the offering price per share are discussed in “Prospectus Summary The Offering.”

(3)

Represents shares to be issued to the INfe Human Resources stockholders in the spin-off.  See “Prospectus Summary The Offering” and “Plan of Distribution..”

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, September 20, 2011

DANIELS CORPORATE ADVISORY COMPANY, INC.

4,800,972 Shares of Common Stock

This prospectus relates to the offering of up to 4,800,972 shares of the common stock of Daniels Corporate Advisory Company, Inc., a Nevada corporation, $0.001 par value per share, as follows:

•

The registration of the issuance of 4,800,972 shares of our common stock to the stockholders of INfe Human Resources, Inc., a Nevada corporation, pursuant to a spin-off of the shares of the registrant held by INfe Human Resources.  There will be no charge for the distribution of our spin-off shares and we will receive no proceeds as a result of the distribution.  Please refer to “Prospectus Summary The Offering” and “Plan of Distribution.”

We will bear all expenses in connection with the registration of all of the shares of our common stock covered by this prospectus.

Our fees and expenses associated with this offering are estimated to be $60,230.

Arthur D. Viola may deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.  We have not agreed to indemnify any investor in this offering against certain liabilities, including liabilities under the Securities Act.

The shares of our common stock are not currently listed for sale on any exchange, although we do plan to attempt to have our shares quoted for sale on the “Pink Sheets” or the OTC Bulletin Board after the effective date of this prospectus.  However, there can be no assurance that we will be successful in having our shares quoted or traded on any public market.

THE SECURITIES OFFERED HERBY INVOLVE A HIGH DEGREE OF RISK.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED UNDER “RISK FACTORS,” beginning on page 7 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2011

The information in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	7
Special Note Regarding Forward-Looking Statements	15
Use of Proceeds	16
Market Price Of And Dividends On Our Common Equity And Related Stockholder Matters	17
Capitalization	17
Selected Consolidated Financial Data	18
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	22
Capitalization	17
Selected Consolidated Financial Data	18
Dilution	22
Business	24
Management's Discussion And Analysis Of Financial Condition And Results Of Operation	23
Management	27
Certain Transactions	40
Principal Stockholders	40
Description of Securities	42
Certain Provisions Of Our Articles Of Incorporation And Bylaws	37
Shares Eligible For Future Sale	39
Plan of Distribution	40
Legal Matters	41
Experts	41
Reports To Stockholders	51
Where You Can Find More Information	51

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PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus.  You should read the entire prospectus carefully.  In this prospectus, “Daniels Corporate Advisory,” the “Company,” “we,” “us” and “our” refer to Daniels Corporate Advisory Company, Inc., a Nevada corporation.

The Company

Since 2002, Daniels Corporate Advisory has been engaged in all forms of corporate development activities, including roll-ups, corporate financial consulting services, merchant banking services, merger and acquisitions assignments, and advisory on leverage buyout/management buyout transactions in a variety of industries.  Our corporate financial consulting division provides advisory services to client companies.  Our merchant banking services division plans include deal structure, negotiation, and senior management advisory on capital markets resources.  However, since 2002, we have had only one employee and limited revenues from operations and have a loss of $4,347,418 from 2002 through August 31, 2010.  See “Business.”

Our principal executive offices are located at Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375, telephone (347) 242-3148.  Our email address is Onewallstreetn@aol.com.  We do not currently have a web site, although we do expect to construct one in the near future.  Any information which may be contained in our web site shall not constitute part of this prospectus.

The Offering

This prospectus relates to the offering of up to 4,800,972 shares of the common stock of Daniels Corporate Advisory, as follows:

•

The registration of the issuance of 4,800,972 shares of our common stock to the stockholders of INfe Human Resources, Inc., a Nevada corporation, pursuant to a spin-off of the shares of the registrant held by INfe Human Resources.  There will be no charge for the distribution of our shares and we will receive no proceeds as a result of the distribution.  Please see “Plan of Distribution.”

The offering price per share of $0.001 is the par value of the shares to be issued in connection with the proposed spin-off.

There will be no commissions paid in connection with the spin-off shares as described in this prospectus.  Please refer to “Plan of Distribution” beginning on page 41 of this prospectus.

We will bear all expenses in connection with the registration of all of the shares of our common stock covered by this prospectus.

The shares of our common stock are not currently listed for sale on any exchange, although we do plan to attempt to have our shares quoted for sale on the “Pink Sheets” or the OTC Bulletin Board after the effective date of this prospectus.  However, there can be no assurance that we will be successful in having our shares quoted or traded on any public market.

The Spin-Off

On June 22, 2010, INfe Human Resources, Inc., a Nevada corporation, determined to spin-off all of the shares of Daniels Corporate Advisory Company, Inc., a Nevada corporation, held by INfe Human Resources to the holders of INfe Human Resources common stock.  Daniels Corporate Advisory has been a wholly-owned subsidiary of INfe Human Resources since August 1, 2002.  INfe Human Resources will affect the spin-off by distributing one share of Daniels Corporate Advisory common stock as a non-taxable distribution for each 100 outstanding shares of common stock of INfe Human Resources.  As a result, INfe Human Resources will distribute 4,800,972 shares of our common stock as of 5:00 p.m., New York, New York time, on the effective date of the registration statement of which this prospectus is a part to the holders of record of INfe Human Resources common stock at 5:00 p.m., New York, New York time, on June 22, 2010. As of the June 22, 2010, Mr. Viola, our chairman & chief executive officer, is no longer employed or associated with INfe Human Resources, Inc.

Inasmuch as INfe Human Resources will distribute 4,800,972 shares of our common stock to the to the INfe Human Resources stockholders, following the spin-off, INfe Human Resources will own no shares of Daniels Corporate Advisory, which means that Daniels Corporate Advisory will be a fully independent company, although there may not be any active market for our shares.  No vote of INfe Human Resources stockholders was required in connection with the spin-off.  INfe Human Resources has approximately 183 stockholders of record.  The INfe Human Resources stockholders will not be required to pay any cash or other consideration for the shares of Daniels Corporate Advisory common stock distributed to them as a result of the spin-off or to surrender or exchange their shares of INfe Human Resources common stock to receive the distribution of Daniels Corporate Advisory common stock.

Reasons for the Spin-Off

Daniels Corporate Advisory’s sole officer and director, Mr. Viola, believes that our separation from INfe Human Resources will provide the following benefits:

•

Improved positioning for each company to accelerate growth based on its distinct corporate strategy, market opportunities, free cash flow and customer relationships.  As part of INfe Human Resources, Daniels Corporate Advisory’s sole officer, Mr. Viola’s time and expertise is committed almost totally to the needs of the parent and therefore cannot aid in maximizing the earnings power by taking on a more diverse and much more profitable corporate strategy consulting clients.

•

More efficient allocation of capital, which will allow each company to develop an independent investment program without the constraints of a holding company, conglomerate structure.  Daniels corporate strategy assignments are more profitable and less capital intensive that the core business of INfe Human Resources.  We will use independent contractors within our corporate strategy projects, which mean we will not be burdened with all the costs of a full time senior executive as is INfe Human Resources.  The labor savings are expected to allow us to expand at a quicker rate, as an independent company, than it can by being part of the parent, INfe Human Resources, and having its growth curtailed.

•

Sharpened management focus and strategic vision and closer alignment of management incentives with stockholder value creation.  Concentrating the expertise of our sole officer and director, Mr. Viola, of Daniels Corporate Advisory plus the efforts of our independent contractor specialist base in a variety of corporate strategy consulting assignments is expected to produce greater rewards for senior management as well as the shareholder base.  These rewards are based on the expected development of companies in a variety of industries and therefore give our investor base more of a chance of making money than just being dependent on the growth in the human resource industry of the parent, INfe Human Resources.  The consulting assignments would be with public companies in a variety of promising industry niches and not just the human resources niche as with the parent, INfe Human Resources.

Improved Positioning for Each Company to Accelerate Growth

Daniels Corporate Advisory’s sole officer and director, Mr. Viola, believes that Daniels Corporate Advisory and INfe Human Resources will be better positioned to accelerate their growth as two separate companies as compared to the current combined company structure.  Daniels Corporate Advisory’s sole director, Mr. Viola, believes that opportunities for growth will result from the improved ability of each company to focus on and implement its distinct corporate strategy, take advantage of available market opportunities on a more timely basis, reinvest its cash flows within the business, as Mr. Viola, its sole officer and director deems appropriate, and develop stronger and broader relationships with its customers.

As part of a combined company, each company’s growth initiatives have effectively competed with the other company’s investment opportunities in terms of available funding, resources, prioritization and time permitted for review and approval.  The businesses of Daniels Corporate Advisory and INfe Human Resources have typically operated autonomously.  However, due to the different cyclicality characteristics of the Daniels Corporate Advisory and INfe Human Resources businesses, each company has not had the ability to reinvest its cash flows in internal growth as quickly as may have been desirable for its business on a standalone basis.  For the same reason, the capital structure of the combined company has been relatively conservative.  While this capital structure was appropriate for the combined company, it had a negative impact on the ability of each company to implement strategies for its own business on a standalone basis.  Finally, so long as Daniels Corporate Advisory and INfe Human Resources were a combined company, part of the strategy of the combined company was to maintain a balance between its businesses and not become overly concentrated in either one of these businesses.  However, this strategy reduced the ability of each company to pursue its own growth initiatives.

More Efficient Allocation of Capital

As discussed above, as part of the combined company, Daniels Corporate Advisory and INfe Human Resources effectively competed for capital resources.  In addition, the combined company maintained an appropriate level of liquidity for that type of structure.  As a result, the flexibility of each company to invest capital in its business in a time and manner as its separate strategy would dictate was limited.  Daniels Corporate Advisory’s sole officer and director, Mr. Viola, believes that the separation of the personnel staffing business from the corporate finance business will enable a more efficient allocation of capital by providing each separate company’s board of directors and management the ability to reinvest that company’s free cash flow, utilize cash and investments and access the capital markets, if needed, in a manner responsive to the needs of that specific company, rather than the needs of the combined company.  We expect that this more efficient allocation of capital will provide the separated companies with greater flexibility to pursue their strategic initiatives within their capital-intensive industries.

Sharpened Management Focus and Strategic Vision and Closer Alignment of Management Incentives with Stockholder Value Creation

Daniels Corporate Advisory’s sole officer and director, Mr. Viola, also took into account the fact that each company has different business strategies and offers significantly different business opportunities for growth.  They determined that the spin-off should allow the management team of each company to improve its focus on its strategic priorities and make business and operational decisions that are in the best interest of its operations, taking into consideration the different challenges and opportunities and different financial profiles and capital needs pertinent to its business.  As separate companies, each will be able independently to prioritize allocation of resources and capital in support of its business strategies.  As a combined company, our projects have effectively competed with other investment opportunities within INfe Human Resources.  As separate companies, each of Daniels Corporate Advisory and INfe Human Resources will no longer have to compete for investment capital with the other, and each would be in a position to pursue a growth strategy to optimize its own operations.

 By eliminating the necessary time and resources required to resolve conflicting business priorities and strategic needs, the two businesses will be better able to compete through quicker decision making, more efficient deployment of capital and corporate resources and enhanced responsiveness to market demands.  As of June 22, 2010, Mr. Viola is no longer employed or associated with INfe Human Resources, Inc.  In addition, Daniels Corporate Advisory’s sole officer and director, Mr. Viola, concluded that the separation of the two businesses through the spin-off will allow each company to provide incentive compensation to its key employees in the form of equity-based incentive compensation that is more closely aligned with the performance of each business.  By separating the two companies, management of each company should be in an improved position to attract employees with the correct skill set, to motivate them appropriately and to retain them for the long term.

Daniels Corporate Advisory’s sole director, Mr. Viola, also considered a number of potentially negative factors in evaluating the spin-off, including:

•

The potential loss of synergies from operating as one company and potential increased costs;

•

Potential loss of joint purchasing power;

•

Potential disruptions to the businesses as a result of the spin-off;

•

Risks of being unable to achieve the benefits expected to be achieved by the spin-off;

•

The risk that the spin-off might not be completed;

•

The costs of the spin-off; and

•

The risk that the quoted price of a share of INfe Human Resources common stock after the spin-off plus the quoted price of a share of Daniels Corporate Advisory common stock distributed for each share of INfe Human Resources common stock will, in the aggregate, be less than the quoted price of a share of INfe Human Resources common stock before the spin-off.

The Daniels Corporate Advisory’s sole director, Mr. Viola, concluded that the potential long-term benefits of the spin-off outweighed these factors.

In view of the wide variety of factors considered in connection with the evaluation of the spin-off and the complexity of these matters, Daniels Corporate Advisory’s sole director, Mr. Viola, did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to the factors considered.

We believe we will be able to network, additionally, through our board members to be selected in the future and through news releases on our independent activities to gain exposure.  Also, we expect that Daniels Corporate Advisory will be recognized on its own and invited by other service providers to participate in a variety of areas in corporate strategy for clients including those in need of corporate development, (advisory on acquisition, joint-venture and partnerships); corporate restructuring, (advisory on the redeployment of assets and cash flows); market-planning (advisory on creation of new ideas/new concepts for new business segment expansion for consulting clients) and creative financing services, (advisory on structure/methods that help create the least dilution financing alternative for a clients’ expansion).  All of these corporate strategy consulting specialties, will be used to cross-market services on our own, soon to be created, Internet web site and the web site of any public nano-cap client company (with market-capitalization of less than $50 million) that we have as a client.

At the present time, Daniels Corporate Advisory is a subsidiary of INfe Human Resources, with our corporate activities directed by Arthur D. Viola.  Following the spin-off Daniels Corporate Advisory will be owed by the INfe Human Resources stockholders as of June 22, 2010, and not INfe Human Resources.  Mr. Viola will remain as our chief executive officer and director.  As of June 22, 2010, Mr. Viola is no longer employed or associated with INfe Human Resources. However, we intend to bring on additional management personnel and expand our board of directors as conditions and finances warrant.

Daniels Corporate Advisory has no present plans to be acquired or to merge with another company nor does Daniels Corporate Advisory or Mr. Viola have plans to enter into a change of control or similar transaction.

Current Operations of INfe Human Resources

We believe that the current operations of INfe Human Resources shall remain the employee staffing business.  Our management is unaware of the current model and current prospects and results of operations of INfe Human Resources.

The Number of Shares to be Received as a Result of the Spin-Off

The actual number of shares of Daniels Corporate Advisory common stock that will be distributed to the INfe Human Resources stockholders will be calculated as of June 22, 2010.  The ratio that will be used to determine the number of Daniels Corporate Advisory common shares each INfe Human Resources stockholder will receive for each share of INfe Human Resources common stock he owned on June 22, 2010 is calculated as follows:

4,800,972

(which is the total number of shares of Daniels Corporate Advisory common stock to be distributed in the spin-off)

Divided by 480,097,173

(which is the total number of shares of INfe Human Resources common stock outstanding at 5:00 p.m., New York, New York time, on June 22, 2010)

Based on the number of shares of INfe Human Resources common stock outstanding as of June 22, 2010, each INfe Human Resources stockholder will receive one share of Daniels Corporate Advisory common stock for each 100 shares of INfe Human Resources common stock held on June 22, 2010.

When and How the Daniels Corporate Advisory Shares Will be Received

The Daniels Corporate Advisory shares will be distributed as of 5:00 p.m., New York, New York time, on the effective date of the registration statement of which this prospectus is a part (the “Distribution Date”) by Daniels Corporate Advisory by causing the shares of Daniels Corporate Advisory common stock to be registered in accounts established in the ownership records of Daniels Corporate Advisory.

Registered Holders.  If any INfe Human Resources stockholder own shares in registered form, the Daniels Corporate Advisory shares distributed to him will be registered in his name and he will become the record holder of that number of shares of Daniels Corporate Advisory common stock.

Street Name Holders.  If any INfe Human Resources stockholder shares are held in a brokerage account or with a nominee, the distribution will be credited to the account of his brokerage firm or nominee.  The INfe Human Resources stockholder’s broker/nominee will in turn credit his account for the Daniels Corporate Advisory shares that he is entitled to receive.  This could take up to two weeks from the Distribution Date.

Fractional Shares.  We will not deliver any fractional shares of Daniels Corporate Advisory common stock in connection with the spin-off.  Instead, we will round up to nearest whole and deliver rounded up shares to each INfe Human Resources stockholder.

Book-Entry Registration.  Daniels Corporate Advisory common stock will be issued in book-entry form through the Direct Registration System.  Daniels Corporate Advisory’s transfer agent and registrar, Signature Stock Transfer, 2632 Coachlight Court, Plano, Texas 75093, telephone (972) 612–4120, facsimile (972) 612–4122, and e-mail signaturestocktransfer@MSN.com, will hold each INfe Human Resources stockholder’s book-entry shares.  If an INfe Human Resources stockholder wishes to receive a physical certificate after the Distribution Date, he should contact Signature Stock Transfer.

Distribution Statement.  Following the Distribution Date, a distribution statement will be sent to each INfe Human Resources stockholder showing his ownership interest in Daniels Corporate Advisory common stock.  We currently estimate that it will take up to 10 days from the Distribution Date to complete the mailings of distribution statements.

Dissenters’ Right of Appraisal

Nevada law does not provide for a right of a stockholder to dissent to the spin-off.

U.S. Federal Income Tax Consequences

We have not obtained any tax opinion with respect to the spin-off.  Therefore, all INfe Human Resources stockholders should consult with their own tax advisers to determine whether or not the spin-off will be tax-free to our common stockholders for U.S. federal income tax purposes, specifically as to whether or not the INfe Human Resources common stockholders who receive our shares will recognize a gain or loss by reason of the receipt of shares of Daniels Corporate Advisory common stock as a result of the spin-off.

Common stock offered	Up to 4,800,972 shares.
Common stock to be outstanding after this offering	4,800,972 shares.
Use of proceeds	We will not receive any proceeds from the issuance of our common stock to the INfe Human Resources stockholders.
Trading symbol

The shares of our common stock are not currently listed for sale on any exchange.  We plan to attempt to have our shares quoted for sale on the “Pink Sheets” or OTC Bulletin Board after the effective date of this prospectus.

Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

Risks Relating to Our Business

We have a limited operating history which may not serve as an adequate basis to judge our future prospects and results of operations.

Daniels Corporate Advisory Company, Inc., which was incorporated on August 22, 2002, has a limited operating history upon which an evaluation of our future performance and prospects can be made.  We are an early-stage operating company with limited revenue history.  Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business.  As an early-stage operating company, Daniels Corporate Advisory faces risks and uncertainties relating to its ability to successfully implement its business plan, which are described in more detail below.

Since inception, as a subsidiary of INfe Human Resources, Inc., Daniels Corporate Advisory has always been an operating company, furnishing its advisory to all phases of operations, finance and in the management of the staffing industry roll-up for its parent company for which revenues were eliminated during consolidations.  During our existence, we have booked approximately $100,000 in revenues.  Following the spin-off, we expect that we will be able to practice our specialties and be paid at the going consultation rate instead of at the much lower rates of the past.

Limited revenues and ongoing losses.

Since inception, Daniels Corporate Advisory has generated approximately $100,000 of revenue.  On a consolidated basis, as part of INfe Human Resources, it has booked losses because it has provided funding, referral, and advisory and oversight management advisory to the operating executives of each of the subsidiary staffing companies of INfe Human Resources.  Daniels earnings potential would have been greater; however, our one employee, Arthur D. Viola, has, over the last five years, dedicated practically all his time to the staffing subsidiaries of INfe Human Resources; brought in a variety of independent contractor consultants under our banner, to help correct and/or remedy operational and developmental problems as well as helped continue the growth of the staffing subsidiaries by providing venues to alternate financing options.  This has limited Mr. Viola’s time in transacting outside consulting assignments in his specialties for the Daniels subsidiary of IFHR. We have incurred losses of $4,434,421 for the period from August 22, 2002 (inception) to November 30, 2010.  However, there was debt forgiveness income of $1,311,911 which resulted in a total net income of $1,031,275 for the year ended November 30, 2010.  From December 1, 2010 through May 31, 2011 Daniels Corporate Advisory had zero revenues and related expenses of $143,547.

Our business strategy is unproven and our prospects must be considered speculative.

Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and developing effective marketing of our services.  To implement our business plan, capital may be provided from existing and possibly new consulting business revenue and through outside financing.  We have not yet located additional financing to implement our business plan in its entirety.  Initial growth may be very limited and based solely on compensation from a small, existing, consulting assignment with no guarantee of obtaining additional assignments over the next twelve months.  The other potential growth segment of our business plan the acquisition of exclusive marketing rights for our services through the client networks of other Business Services Companies will only occur if we can obtain outside financing.  Internally generated funds, alone, will not be sufficient to implement this phase of our business plan.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies.  We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future.  It is possible that we will not be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

Our auditors have stated we may not be able to stay in business.

Our auditors have issued a going concern opinion, which means that there is doubt that we can continue as an ongoing business for the next 12 months.  Unless we can raise additional capital, we may not be able to achieve our objectives and may have to suspend or cease operations.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Daniels Corporate Advisory is engaged in the business of offering corporate financial consulting services and merchant banking services.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful.  In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions.  Our growth is largely dependent on our ability to successfully implement our business strategy.  Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

Our service offerings may not be accepted.

We constantly seek to modify our service offerings to the marketplace.  As is typically the case evolving service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty.  The success of our service offerings primarily depends on the interest of our customers.  In general, achieving market acceptance for our services will require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers.

We have limited marketing experience, and have extremely limited financial, personnel and other resources to undertake extensive marketing activities.  Accordingly, we are uncertain as to the acceptance of any of our services or our ability to generate the revenues necessary to remain in business.

Risks associated with our ability to manage expansion as a result of acquisitions.

The growth of our business depends in large part on our ability to manage expansion, control costs in our operations and consolidate acquisitions into existing operations.  This strategy will entail reviewing and potentially reorganizing acquired operations, corporate infrastructure and system and financial controls.  Unforeseen expenses, difficulties, complication and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

Risks associated with our inability to identify suitable acquisition candidates.

We may be unable to identify acquisition candidates that would result in the most successful combinations or be unable to consummate acquisitions on acceptable terms.  The magnitude, timing and nature of future acquisitions will depend upon various factors, including our success in establishing the corporate development “pilot programs” for consulting clients as a viable means of growth acceleration, the availability of suitable acquisition candidates that have the client base suitable for cross-marketing opportunities, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage acquired companies and general economic and business conditions.

We may be unable to obtain financing for the acquisitions that are available to us.

We are currently attempting to obtain financing for our corporate financial consulting and merchant banking services lines of business as well as for acquisition opportunities which could result in material dilution to our existing stockholders.  We may be unable to obtain adequate financing for further development of our proposed services and for any acquisition for cross-marketing of services purposes, or that, if available, such financing will be on favorable terms.

Our future financial results are uncertain and our operating results may fluctuate, due to, among other things, consumer trends, seasonal fluctuations and market demand.

As a result of our short and sporadic operating history, it is difficult to accurately forecast our revenue.  Further, we have little historical financial data upon which to base planned operating expenses.  We base our current and future expense levels on our operating plans and estimates of future expenses.  Our expenses are dependent in large part upon expenses associated with our proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out our respective services.  Sales and operating results are difficult to forecast because they will depend on the growth of our customer base, changes in customer demands and consumer trends, the degree of utilization of our advertising services as well as the mix of services and services sold.  As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall.  This inability could cause our net losses in a given quarter to be greater than expected.

We rely on the services of Arthur D. Viola.

Our business relies on the efforts and talents of our sole officer and director, Arthur D. Viola.  The loss of his services could adversely affect the operations of our business, and could have a very negative impact on our ability to fulfill on our business plan.

If we ever become a publicly quoted company, we may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly quoted company.

The directors and management of publicly quoted corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do carry limited directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to continue or provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with limited operating history and resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances.  We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all.  Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business.  Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.  We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer’s liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Our Stock

Before the spin-off, Arthur D. Viola owns 50,000 shares of our super voting preferred stock entitling him to the right to vote 25,000,000 shares of our common stock in any election or event.  This concentration of ownership could discourage or prevent a potential takeover of Daniels Corporate Advisory that might otherwise result in your receiving a premium over the market price for your common stock.

Before the spin-off, Arthur D. Viola owns 50,000 shares of our super voting preferred stock entitling him to the right to vote 25,000,000 shares of our common stock in any election or event.  Following the spin-off, Mr. Viola will own 454,500 shares of our common stock as well as 50,000 shares of the Daniels Corporate Advisory preferred stock which has voting rights equal to 500 shares of the Daniels Corporate Advisory common stock for every one share of Daniels Corporate Advisory preferred stock held, which equates to voting rights of 25,454,500 shares of the Daniels Corporate Advisory common stock held by Mr. Viola, which amount exceeds our outstanding shares of common stock after the spin-off.  The result of the ownership of our common stock by Mr. Viola is that he has voting control on all matters submitted to our stockholders for approval and is able to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.  Additionally, this concentration of voting power could discourage or prevent a potential takeover of Daniels Corporate Advisory that might otherwise result in your receiving a premium over the market price for your common stock.

There is no market for our shares.  If we become a publicly quoted company, our common stock will most likely be thinly quoted, so you may be unable to sell at or near bid prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our shares are not registered under the United States securities laws and are not quoted or quoted on any securities market.  If our shares become publicly traded or quoted for sale, our common stock will be sporadically or “thinly-quoted” on the “Pink Sheets,” and possibly on the Over-the-Counter Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent.  This situation will be attributable to a number of factors, including the fact that we are a small company which will be relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue.

Pink Quote, informally known as the “Pink Sheets,” is an electronic quotation system operated by Pink OTC Markets that displays quotes from broker-dealers for many over-the-counter securities.  These securities tend to be inactively quoted stocks, including penny stocks and those with a narrow geographic interest.  Market makers and other brokers can use Pink Quote to publish their bid and ask quotation prices.  The term Pink Sheets is also used to refer to a market tier within the current Pink Quote system.

The Pink Sheets is not a stock exchange.  To be quoted in the Pink Sheets, companies do not need to fulfill any requirements (e.g., filing financial statements with the SEC).  The companies quoted in the Pink Sheets tend to be closely held, extremely small, thinly quoted, or bankrupt.  Most do not meet the minimum U.S. listing requirements for trading on a stock exchange such as the New York Stock Exchange.  Many of these companies do not file periodic reports or audited financial statements with the SEC, making it very difficult for investors to find reliable, unbiased information about those companies.

The OTCBB is a quotation service for the Financial Industry Regulatory Authority (“FINRA”) market makers, and not an issuer listing service or securities market.  There are no listing requirements that must be met by an OTCBB issuer.  Accordingly, there are no financial requirements and there is no minimum bid price requirement.

OTCBB companies are not considered to be “listed.”  There are, however, certain requirements an issuer must meet in order for its securities to be eligible for a market maker to enter a quotation on the OTCBB.  In order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the Securities and Exchange Commission or other federal regulatory authority that has proper jurisdiction and the issuer must be current in its required filings with such federal authority.

The stated listing requirements for the OTCBB are as follows:

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Fully reporting with the Securities and Exchange Commission;

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Not a black check or inactive company;

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Minimum of 40 stockholders of record holding at least 100 shares each (note: this number is informal and has been moving up);

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Directors, officers, and stockholders will be scrutinized for previous involvements in other OTCBB companies, in particular, blank check companies; and

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Must have a market maker submit a Rule 15c211 application to FINRA and agree to act as market maker for securities of company.

Even if our shares become publicly quoted, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because Daniels Corporate Advisory is a publicly-quoted company.  In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.  See “Shares Eligible for Future Sale.”  We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we need to secure adequate funding.  Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail our operations and our business would fail.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our sole director, Mr. Viola, may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time.  It is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock.  Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock or our common stock to be sold in this offering.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our sole director, Mr. Viola, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, has the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  We have no intention of issuing shares of preferred stock at the present time.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If our shares become publicly quoted and our shares are quoted  on the Pink Sheets or the OTCBB, and we fail to remain current in our reporting requirements, we could be removed from the OTCBB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies whose shares are quoted for sale on the OTCBB and some whose shares are quoted for sale on the Pink Sheets must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the Pink Sheets and OTCBB.  If our shares become publicly quoted and our shares are quoted for sale on the OTCBB, and we fail to remain current in our reporting requirements, we could be removed from the OTCBB.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  If our shares become publicly quoted, the market price for our common stock will most likely be particularly volatile given our status as a relatively unknown company with a small and thinly quoted public float, limited operating history and lack of net revenues which could lead to wide fluctuations in our share price.  The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

If our shares become publicly quoted, the market for our common stock will most likely be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price would be attributable to a number of factors.  First, as noted above, the shares of our common stock will likely be sporadically and/or thinly quoted.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we will most likely be a speculative or “risky” investment due to our dependence on an initial flow of corporate consulting assignments and their implementation producing positive results to attract new clients.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our sole director, Mr. Viola, may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as Mr. Viola may deem relevant at that time.  We have issued shares of our common stock in payment for services in the past.  It is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

Anti-takeover provisions may impede the acquisition of Daniels Corporate Advisory.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination.  These provisions are intended to encourage any person interested in acquiring Daniels Corporate Advisory to negotiate with, and to obtain the approval of, our sole director, Mr. Viola, in connection with such a transaction.  As a result, certain of these provisions may discourage a future acquisition of Daniels Corporate Advisory, including an acquisition in which the stockholders might otherwise receive a premium for their shares.  You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain the current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

We may need to secure adequate funding.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our proposed products and our business will most likely fail.  We do not have commitments for additional financing.  To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities.  We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

If our shares become publicly quoted, an active trading market in our shares may not be sustained.

If our shares become publicly quoted, an active trading market in our shares may not be sustained.  Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities to be distributed by us.  Many brokerage firms may not be willing to participate in transactions in a security if a low price develops in the trading of the security.  Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of our securities as collateral for any loans.

If our shares become publicly quoted, our common stock will most likely be subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock will be limited, which would make transactions in our stock cumbersome and may reduce the investment value of our stock.

If our shares become publicly quoted, our shares of common stock will most likely be “penny stocks” because they most likely will not be registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

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That a broker or dealer approve a person’s account for transactions in penny stocks; and

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That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

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Sets forth the basis on which the broker or dealer made the suitability determination; and

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That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

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Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

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The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, if our shares become publicly quoted, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Subscriptions to purchase shares in this offering are irrevocable and will be immediately available for our use without any escrow.

The execution of a subscription agreement by an investor constitutes a binding offer to purchase shares of our common stock.  Once an investor subscribes for our shares, the investor will not be able to revoke his subscription.  As stated elsewhere herein, the proceeds from the sale of our shares will not be subject to any escrow, but will be immediately available for our use.  Consequently, those investors who purchase shares earlier in the offering will be substantially more at risk than those investors who purchase later in the offering, inasmuch as the later investors will have had the opportunity to assess the success of the offering before making an investment.  In no event will the subscribed amounts be returned to investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to Daniels Corporate Advisory and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate under the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions.  When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Daniels Corporate Advisory, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

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Whether or not markets for our proposed products develop and, if they do develop, the pace at which they develop;

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Our ability to attract and retain qualified personnel to implement our growth strategies;

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Our ability to fund our financing needs;

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Competitive factors;

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General economic conditions;

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Changes in our business plan and corporate strategies; and

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Other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Business.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning Daniels Corporate Advisory and our business made elsewhere in this prospectus.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered by this prospectus in the spin-off to the INfe Human Resources stockholders corporate strategy

As of November 30, 2010, we had outstanding liabilities of $646,534 on our financial statements, down from $2,869,051 as of May 31, 2010.  On June 22, 2010, INfe Human Resources agreed to pay the outstanding hedge fund liabilities and financial guarantees that were originally the responsibility of Daniels Corporate Advisory.  This debt forgiveness will reduce our loss carry forward to $4,357,583.  The $646,534 of liabilities represents $510,000 of back salary and compensation due our chairman, Arthur D. Viola, $74,054 of settlement amounts on our obligations as a subsidiary of INfe Human Resources and current operating obligations, $2,250 in officer loans and lastly, $60,230 accrued for the expenses of this offering.  Funds to pay the agreed settlement amounts on past obligations will be paid from any profits on consulting assignments and/or, secondarily from the issuance of shares of our common stock to new investors, if we decide to raise money through an equity offering, or from new borrowing.  There is no interest or penalties accruing on these settlement amounts.  Obligations associated with this offering will be paid partially from retainer amounts paid by consulting clients and partially from a percentage of the consulting fees that are paid in client equity.

Any profits from the initial consulting assignments will be used to cover our offering expenses.  If we are unable to raise any money through consulting assignments, all fees and expenses incurred by Daniels Corporate Advisory will be personally paid by Arthur D. Viola, our sole officer.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this prospectus, the shares of our common stock are not quoted for sale on any public market.  As for our shares which we are to issue to the INfe Human Resources stockholders by means of this prospectus, and our shares which may be sold subject to the provisions of Rule 144 under the Securities Act, please see “Prospectus Summary The Offering,” and “Shares Eligible for Future Sale.”

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans as of the date of this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2010.

This information should be read in conjunction with our Management’s Discussion and Analysis or Plan of Operation and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

We had net losses of $1,307,749 for the year ended November 30, 2009 and net income of $1,031,275 for the year ended November 30, 2010 included in the accumulated deficit in the table below.

Actual
Common stock, $0.001 par value per share; 750,000,000 shares authorized, 10,000 shares issued and outstanding, and 5,034,971 shares issued and outstanding, as adjusted	10
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized, 50,000 shares issued and outstanding, and 50,000 shares issued and outstanding, as adjusted	50
Additional paid-in capital	3,873,726
Accumulated other comprehensive (loss)	(40,042)
Accumulated deficit	(4,434,421)
Total stockholders’ equity (deficit)	(600,677)

SELECTED CONSOLIDATED FINANCIAL DATA

The following consolidated selected financial data are derived from our consolidated financial statements for the years ended November 30, 2010, and 2009, which have been audited by John Scrudato, CPA, independent registered public accounting firm.  The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

	Years Ended November 30,
	2010	2009

Revenue	$ 45,500	$ 0
General and administrative expenses	(326,126)	(963,879)
Penalties and Interest	(0)	(343,870)
Income from debt forgiveness	1,311,911	0
Net Income(loss)	1,031,275	(1,307,749)

DILUTION

Prior to this offering, we have 10,000 shares of our common stock issued and outstanding, and 100% owned by our parent company, INfe Human Resources.  However, based on the terms of the Spin-Off Agreement between INfe Human Resources and Daniels Corporate Advisory Company dated June 22, 2010, all of these shares which are to be forward split at a ratio of 481 for one; creating 4,800,972 shares are for the benefit of the INfe Human Resources stockholder base as of June 22, 2010.  INfe Human Resources will own no shares following the spin-off on the effective date of the registration statement of which this prospectus is a part.  Our tangible book value on June 22, 2010, was a negative ($493,485) which was cash of $569 less our liabilities of $494.054. This calculates out to a negative net tangible book value of ($49.35) per share (10,000 total shares).

BUSINESS

Business of Daniels Corporate Advisory

Overview

In December 2001, INfe Human Resources, Inc., our parent company, entered into discussions with Arthur D. Viola of Daniels Corporate Advisory Company, Inc. regarding the acquisition of Daniels Corporate Advisory by INfe Human Resources.  Mr. Viola was doing business as a sole proprietor in business development, merchant banking, mergers and acquisitions; leveraged buy-outs, management buy-outs, structured finance, and roll-ups.  The business intent was to offer these adjunct business services to the limited customer base of INfe Human Resources to expand product offerings and create a corporate development path that would benefit the combined entities.  At the time of the acquisition of Daniels Corporate Advisory, INfe Human Resources operated as an “outsourced” payroll and related human resources services company.  Due to the sharp sell-off in the stock market beginning in April 2000 and the corresponding decline in the availability of venture capital and angel financing, the acquisition of Daniels Corporate Advisory by INfe Human Resources was considered beneficial to both companies.

Daniels Corporate Advisory intends to provide the corporate strategy consulting services noted below, through two methods: first prior to the issuance of additional shares in a private placement or a registered offering, Mr. Viola will loan Daniels Corporate Advisory the necessary capital to accomplish the initial purchase of “exclusive rights” to be the provider of choice to offer a financial specialty called corporate strategy to clients network’s of other financial/business services companies.  While exclusive rights agreements of this nature are not typical, senior management, drawing on personal contacts, believes that offering to provide a very select service that is very costly to create in-house and will augment other financial services already being offered /implemented by the financial/business services firm entering into the “exclusive rights” agreement with Daniels Corporate Advisory, will be an acceptable addition.  However, there is no assurance that has time goes by a client may decide to enter our business and there is no provision in our agreement to prevent that from happening.  However, our senior management believes that our success with the ultimate client, the client network member of a financial/business services client, will determine whether Daniels Corporate Advisory retains the client or not.

The services incorporated into corporate strategy advisory and implementation to help formulate a path for the acceleration of corporate development (growth) include market analysis, negotiation, deal structure and determination of finance alternatives for the creation of joint-ventures, marketing agreements, new product/creation additions and acquisitions.  Daniels Corporate Advisory has a loosely organized cadre of highly-qualified, independent contractors/consultants available to perform the necessary services to achieve the optimum corporate strategy for a client.  Approximately $150,000 of funds from a subsequent offering of registered equity to raise financing which is contemplated within 60 to 90 days of the clearance of this offering will be used to hire the most seasoned consultants as full time senior management and/or as our advisory board.  While conversations with various parties have taken place, nothing has been finalized and there is no assurance that these funds will be raised.

A key service to be provided to clients is their recommendation to financing options/sources and our participation in the negotiation of amounts and terms.  The average cost of financing for any one of the accelerated growth alternatives mentioned above may be below market because of our participation, as the client may be offered in-house, short-term financing at preferential rates/terms.  To accommodate these needs, going forward, we plan to engage in our own financing, which we expect to be within 90 days of the effectiveness of this registration statement.  It is at the discretion of our sole officer, Mr. Viola, whether these funds are offered, with the decision to participate based upon the long term growth potential of the client, its current projections for the availability of excess cash flows for repayment of the advanced funds which would be provided by Daniels Corporate Advisory as low interest rate loans for short term working capital additions and with the understanding Daniels Corporate Advisory will be retained for further advisory.

Services will also be provided in corporate financial advisory, which, like corporate strategy, is a specialized segment of corporate advisory.  It deals more with operations/cost control issues that can be done in-house with the aid of our professionals.  The corporate strategy and corporate financial advisory expertise that we will offer would be extremely expensive to do in-house by any potential financial service firm retaining Daniels Corporate Advisory, because of the talent compensation costs involved on a full time basis.  Daniels Corporate Advisory, even though it currently lacks financing to operate on a viable scale, is still able to provide its specialized services to its one client through our chairman, Arthur D. Viola.  Also it takes time and money to organize a qualified team that can work together, in a variety of industry environments.  Daniels Corporate Advisory has already assembled a team through verbal agreements and with no contingent compensation being offered or asked for by the interested parties, whom are all professionals known personally by Mr. Viola.  These verbal agreements may be formalized once subsequent financing of at least $100,000 is achieved.  In the interim, and going forward, should financing not be available, Mr. Viola will personally loan funding, if necessary, to retain those professionals needed to complete the current corporate strategy assignment and commence any other.  The potential profits contemplated from the sales of appreciate equity upon completion of the corporate strategy assignment of our one client is expected to provide adequate working capital for our internal needs for the next assignment.  Our sole officer, Mr. Viola, believes we will be cash flow positive at that time.  Open communication has transpired amongst the team over the past six months to assure it will be able to react quickly in any situation.  In addition, we may use our own in-house funds initially provided by Mr. Viola and from any potential profits from our one corporate strategy assignment for any implementation process; something none of the potential financial/business service clients like accounting, financial planning, estate planning, tax firms and those other firms specifically earmarked by Daniels Corporate Advisory to approach for business will not do because of rules set up by their industry or government regulatory bodies/authorities.  This could be a costly method for Daniels Corporate Advisory to gain business, but it is believed by our senior management to be one of the fastest ways to fill our pipeline and produce profits enabling Daniels Corporate Advisory to direct hire the most seasoned independent contractor/consultants as additions to our senior management.

The second method Daniels Corporate Advisory will use to provide its corporate strategy consulting services is more direct and less costly.  It will mean the development of advertising and end-user, client referrals.  Name brand recognition is expected to be created after one or two successful corporate strategy assignments and the publicizing of these events on web sites related to this specialty and through an aggressive in-house direct-marketing campaign to micro-cap public companies.

Daniels Corporate Advisory is operating at the present time through the corporate strategy segment of its business.  Our sole officer, Mr. Viola, is providing preliminary services to four additional client potentials, in addition to our one contracted client, as we continue to negotiate the equity portion of fee arrangements.  Our one contracted client has already paid the retainer portion of its fee and has agreed to the portion of the fee to be paid through stock participation.  Once the full cash retainer amount is paid a formal contract will be entered into between client and Daniels Corporate Advisory.  The scope of the contracted client’s corporate strategy assignment is being developed with planned additions to our staff being determined based on the requirements to do the assignment.  The shares received as part payment of the retainer will be handled in the following manner: part will be sold off at the culmination of the advisory assignment for consultant payments and the balance will be held in an in-house portfolio to be sold off as funds are needed for expansion in the future.  Our sole officer, Mr. Viola, expects to effectively carry out the current corporate strategy assignment through the use of his own personal reserves.  In addition, potential candidates for our advisory board are being reviewed.  The merchant banking segment of our business model will become operational if funding is raised in the future, either through loans, or by a Private Placement Offering.

As our presence in the market place becomes more visible, through publication on client websites of our successes in our initial corporate strategy consulting assignments coupled with an assumed resulting improvement in the client’s common stock price, added financing options are expected to materialize for the benefit of our clients.  Capital companies and high-net worth individuals may contact us to see if they may participate in subsequent assignments.

Current Status, based on One Client

Daniels Corporate Advisory conducts on-going operations now, in the aforementioned services areas, primarily through chairman to chairman contacts in its market-niche.  Marketing efforts are currently limited because of budget constrains.  The cash retainer paid by the one nano-cap public company client that has contracted with Daniels Corporate Advisory for a corporate strategy consulting assignment is being used for our operating capital.  The client, Broadleaf Capital Partners, Inc., is being advised and the assignment managed by Arthur D. Viola, our sole officer.  In this corporate strategy assignment, to its one client, Daniels Corporate Advisory advises on strategic business alternatives, M & A, capital structure, bridge loans, and equity financing.  In order to effectively advise for the optimum value in the restructure and re-launch of Broadleaf, where the client can use its common stock as valuable tender in any business transaction or joint-venture, as part of our advisory, we provided the support necessary to bring all their records up to date and auditable in order to complete all the filings required by the Exchange Act to bring Broadleaf current as a fully reporting company.  The agreement between Daniels Corporate Advisory and Broadleaf calls for providing on-going services, to be billed separately from the initial retainer fees of $18,500 plus two million shares of stock restricted in their transfer.  Mr. Viola’s in-house efforts in the execution of the assignment which entails the restructure and rebuilding of a company that currently operates in real estate development and in oversight property management of a property in which it own a 47.5% financial interest are being met with initial success.  Our corporate strategy model which has as its main tenant, the use of any NOL as a starting point for rebuilding is working well.  In that respect, our corporate strategy model which has as its main tenet, the selection of candidates (clients) based on industry strength and the specific conditions of how their NOL which is the starting point for rebuilding was created is being well received.  Initial responses of interest from active networking by Daniels Corporate Advisory are producing potential joint-venture partners in real estate as well as in business development, the two areas in which Broadleaf originally specialized.

Due diligence is going on in several potential market niches to determine whether a profitable, tax-efficient entrance is achievable.  The client has a $15 million NOL (net operating loss carryforward), 65% of which was generated by operations in corporate development, it was formerly licensed as a BDC (Business Development Company).  The service offering detailed above under our corporate strategy model are being applied.  The assignment is proceeding nicely, and at the same time, our growth model is being refined.

By being the provider of choice, we will be the only corporate strategy firm allowed/referred to provide its selective group of services to clients of the business services companies that contract with us for these arrangements.  No other similar firms (competitors) of Daniels Corporate Advisory will be allowed access to these client networks, because we will be acquiring the rights to use these client networks, to corporate strategy services on an exclusive basis.  Daniels Corporate Advisory anticipates that it will therefore be the “provider of choice” when we are recommended/referred to client network members.  In this arrangement, which is intended for a variety of non-affiliated firms, we expect to earn a cash fee on all compensation received by the provider of the client, through any and all “exclusive rights” arrangements, for our advisory to senior management of the client on any and all financial transactions contemplated or entered into by said ultimate client, the nano-cap public company (less than $50 million in market capitalization).

Need For Our Services

Our senior management, after having conducted market research through personal networks and industry association channels, has determined that exclusive contracts are entered into by the small business services company, (including business services, financial planning and estate planning firms) with providers like Daniels Corporate Advisory, who provide very specialized, high end, financial and corporate strategy service specialties.  These small business services firms must compete with their major, fully-integrated, competitors for retention of those clients that have developed to a stage where they possess the critical mass to expand at an accelerated rate, as a public entity, and need the specialty, high-end services.  As a result of Daniels Corporate Advisory providing corporate strategy consulting services, on a cost-effective, outsource basis, these smaller financial/business services firms remain competitive in their industry and can retain those clients that have the most promising of futures.

While there are no provisions in the exclusive services contracts prohibiting any business /financial services client from entering the corporate strategy consulting business, our management believes it would be prohibitively expensive for the smaller business services firm to do so.  Daniels Corporate Advisory, even though it currently lacks financing to operate on a viable scale, is still able to provide its specialized services to its one client through Mr. Viola, via deferred compensation.  Our sole officer, Mr. Viola, believes that it may be possible to operate at a viable level by accepting a second assignment and that this second public company assignment can be sustained until completion  fees (cash and stock) and from the resulting cash flow from the sales of common stock from its first client.  However, we do not have a subsequent client that currently has large enough critical mass to warrant our on-going services and do not know at this time whether we will be able to attract one.  Talent compensation costs, on a full time basis, as well as the fixed costs associated with a estimated six month lead time necessary to ramp up a similar operation would not be feasible without significant capital reserves which most of the firms being approached by Daniels Corporate Advisory would not have.  In addition, no firm in the market niche Daniels Corporate Advisory is targeting would have the capital base necessary to do in-house, merchant banking for clients on the scale that we may be able to service based upon (1) interim financing, in the form of loans from Mr. Viola and (2) the use of potential stock sale profits from the completion of our one corporate strategy assignment for a public company.

Additional financing is contemplated through a private placement or a subsequent registration of common stock.  Daniels Corporate Advisory believes its position in the market-niches it has chosen will be secure because it will be  a better capitalized, more cost-effective alternative for the providing of its specialized services.

Sales and Marketing

We will concentrate our corporate strategy consulting/merchant banking services specialties in the nano-cap segment of the public market, where we believe we will be effective.  We expect to increase our marketing efforts, in addition to those methods already mentioned above, through direct chairman to chairman contact with other nano-cap companies.  Our objective is to create and manage accelerated expansion strategies and in so doing, to provide interim capital infusions from our own working capital reserves to implement consulting assignment results.  A key element in our sales/marketing campaign is to acquaint the client with one of our main objectives: the preparation of its management for financing/deal negotiations with major financial institutions, those private equity, venture capital, and/or mezzanine debt companies, with the capital reserves and networking ability to raise significant amounts of capital effectively.

These institutions now require more stringent requirements and higher fees from banking clients.  Potential borrowers must share equity risk through their pledging of internal cash reserves.  To meet these client challenges, we, through our network of capital resources, will advise our client senior management on structure and negotiation of the interim bridge capital necessary to meet the lending qualifications of interested financial institutions.  We will then advise management on the arrangement of permanent, outsourced, major financing for the client to complete joint-venture and acquisition deals of major proportions.  The goal of our corporate consulting/development strategy is the acceleration of client growth in all forms, internal as well as external, with less equity dilution than any other form of currently available financing.

Competition

We believe that existing and new competitors will continue to improve their services and introduce new services with competitive price and performance characteristics.

In periods of reduced demand for our services, we can either choose to maintain market share by reducing our prices to meet competition or maintain prices, which would likely sacrifice market share.  Sales and overall profitability could be reduced in either case.  In addition, competitors may enter our existing markets, or we may be unable to compete successfully against existing or new competition.

The corporate financial services merchant banking/private equity industries are very competitive and fragmented in the market niche in which Daniels Corporate Advisory operates.  There are limited barriers to entry and new competitors frequently enter the market.  A significant number of our competitors possess substantially greater resources than we possess.  Additionally, we face substantial competition for potential clients and for technical and professional personnel from providers of similar financial specialties, which range from giant national companies headquartered on Wall Street to local well known affiliates of some of the largest accounting firms in the United States.

Large national companies that offer corporate financial consulting and merchant banking services capabilities could easily expand into the nano-cap niche intended for occupation by Daniels Corporate Advisory.  Other companies with whom we compete include the affiliates of well known, national accounting firms.  Numerous, local, owner-operated finder entities and their capital referral networks are also competitors, and each geographical market generally has many competitors.  National and regional consulting firms also offer similar financial advisory services and capital networking advice.  In addition, we will always be exposed to the risk that certain of our prospective clients will decide to hire full-time senior corporate development, market-planning and development and finance executives who can provide the relevant services internally.

Employees

As of the date of this prospectus, Daniels Corporate Advisory has one full-time employee and five part-time independent contractor consultants.  Daniels Corporate Advisory is not a party to a collective bargaining agreement with its employee and Daniels Corporate Advisory believes that its relationship with its employee is satisfactory.

Daniels Corporate Advisory does not currently anticipate that it will hire any additional employees in the next six months.  However, as its operations expand, Daniels Corporate Advisory will need to employ the persons that it may need.  Daniels Corporate Advisory does not feel that it would have any difficulty in locating needed help in the New York metropolitan area.

From time-to-time, Daniels Corporate Advisory anticipates that it will use the services of independent contractors and consultants to support its business development or that of its clients.  Daniels Corporate Advisory believes its future success depends in large part upon the continued service of its senior management personnel and its ability to attract and retain highly qualified managerial personnel.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected.  Competition for senior management personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives, or attract and retain high-quality senior executives in the future.  Such failure could materially and adversely affect our future growth and financial condition.

Properties

Daniels Corporate Advisory’s operational headquarters are in an office service complex located at Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375.  Our office space is provided by Arthur D. Viola, our sole officer, director, and controlling stockholder at no charge.  As our business grows, we may be forced to move to other offices and pay rent.  We believe that our existing facilities are adequate for our current needs for the foreseeable future and if additional space is needed, it would be available on favorable terms at an acceptable location.

Legal Proceedings

Daniels Corporate Advisory is not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation.  We will seek to minimize disputes with our customers and others but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion reflects our plan of operation.  This discussion should be read in conjunction with the financial statements which are attached to this prospectus.  This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans.  These statements involve risks and uncertainties.  Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

Unless the context otherwise suggests, “we,” “our,” “us,” and similar terms, as well as references to “Daniels Corporate Advisory,” all refer to Daniels Corporate Advisory Company, Inc. as of the date of this prospectus.  See “Business.”

Seasonality

Our proposed business is not subject to seasonality.

Impact of Inflation

General inflation in the economy has driven the operating expenses of many businesses higher.  We will continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls.  While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results.  However, inflation may become a factor in the future.

Impact of Current Economic Times

The current recessionary times have caused serious delays in the growth plans of a substantial number of nano-cap, public companies.  Sales are sluggish and for the most part, down sharply, depending on the industry.  As a result, operating costs are up significantly as many businesses cannot cut fixed overhead without hurting future turnaround results during an improved economy.  Our strategic plan includes the development of methods for reduction of costs and maximizing of efficiencies; through improved internal operating procedures and controls.

We believe we will achieve growth through these times by direct marketing to other service providers and partnering with them in the servicing of their, as well as our own, clients in the implementation of jointly-developed growth plans.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported.  Note 1 of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements.  Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition or results of operations.  Specifically, critical accounting estimates have the following attributes:

•

We are required to make assumptions about matters that are highly uncertain at the time of the estimate; and

•

Different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty.  We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances.  These estimates may change as new events occur, as additional information is obtained and as our operating environment changes.  These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known.  Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes.  These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants.  Actual results could differ from these estimates.

Results of Operations

Six Months Ended May 31, 2011 Compared to Six Months Ended May 31, 2010.

Revenues.  We had no revenues for the six months ended May 31, 2011, and no revenues for the six months ended May 31, 2010.  Daniels Corporate Advisory believes income should rise through subsequent periods once additional clients are obtained; however there is no assurance that additional clients will be obtained.  Once our shares are traded, they may be used to raise in-house (working capital) funds for the carrying on any simultaneous, corporate strategy assignments.  This will multiply the chances of success through the increased potential for profits existing from the sales of the equity securities taken as part of the retainer in each assignment.  Also, greater potential exists for more funds to be raised; the more liquid the market for the Daniels Corporate Advisory stock.  Investors are normally more willing to buy shares in a company whose stock is active and well represented.  Also, top independent contract consultants will be more willing to participate in Daniels Corporate Advisory corporate strategy assignments and accept Daniels Corporate Advisory shares as part of their compensation package; thus allowing Daniels Corporate Advisory to conserve working capital accept additional assignments and more opportunities to register potential profits.

Operating Expenses.  Operating expenses for the six months ended May 31, 2011 were $143,547 compared to $135,100 for the six months ended May 31, 2010.  This expense was primarily the result of wage accruals of $100,000 each period and professional fees and expense reimbursements to Arthur D. Viola, (our sole officer and director), office expense and preliminary expenses for pending corporate consulting contracts.

Other Income/Expenses.  There were no other income or expense items for the six months ended May 31, 2011.  The $1,101,430 was strictly interest and penalty accruals on the hedge fund financing which was later forgiven in full on June 22, 2010 for the six months ended May 31, 2010.

Net Income(Loss).  Net loss was $143,547 for the six months ended May 31, 2011 primarily due to the operating expenses highlighted above compared to a net loss of $1,236,530 for the six months ended May 31, 2010 which included penalties and interest on financing that was retired and forgiven in addition to the operating expenses.

Year Ended November 30, 2010 Compared to Year Ended November 30, 2009.

Revenues.  We had revenues of $45,500 for the year ended November 30, 2010, but no revenues for the year ended November 30, 2009.

This revenue represents payment of the first phase of a consulting assignment with our first and only client, at this time.  The second and final phase of the assignment represents the potential for additional revenues in the amount of $100,000.  However, the second phase cannot be completed, as originally explained to the client and herein for potential investors, until the shares of common stock are quoted in the public market.

Operating Expenses.  Operating expenses for the year ended November 30, 2010 were $326,136 compared to $963,879 for the year ended November 30, 2009.  This expense was primarily the result of wage accruals of $200,000 each period to Arthur D. Viola, our sole officer and director, and for his personal reimbursement of certain professional fees paid on behalf of Daniels Corporate Advisory, office expense and preliminary expenses for pending corporate consulting contracts.

Other Income/Expenses.  Debt forgiveness of $1,311,911 was recorded in the last fiscal year upon the forgiveness and elimination of notes and callable notes payable, owed by Daniel Corporate Advisory in hedge fund debt, for the year ended November 30, 2010.  The $343,870 was strictly interest and penalty accruals for the year ended November 30, 2009.

Net Income(Loss).  Net income was  $1,031,275 for the year ended November 30, 2010 primarily due to the debt forgiveness highlighted above compared to a net loss of $1,307,749 for the year ended November 30, 2009.

Liquidity and Capital Resources

Our primary source of liquidity has been expenses paid by Arthur D. Viola, our sole officer and director and controlling stockholder.  No proceeds of this offering will be used to reimburse Mr. Viola; who will be reimbursed out of the gross profits of initial consulting assignments.  As of November 30, 2010, we had $357 in cash and cash equivalents.

As of November 30, 2010, we had outstanding liabilities of $646,534 which is made up of $644,284 in accruals and payables some of which within the last 12 months, and $2,250 in officer loans.  As of June 22, 2010, our parent company, INfe Human Resources, agreed to the spin-off.  The spin-off distribution is in direct proportion to stockholder ownership in INfe Human Resources in order to meet the federal tax requirements for Daniels Corporate Advisory to be able to apply the portion of INfe Human Resources NOL attributable to its operations towards earnings from its continuing, independent, operations as a corporate financial consulting and merchant banking services company.

As part of the spin-off, INfe Human Resources has agreed to assume and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations relating to the amount owing to N.I.R.

Group, L.L.C. of $1,311,911 in notes payable and accrued interest and penalties of $1,101,430 as described in our financial statements, whether accrued or unaccrued and that INfe Human Resources will forever indemnify and hold harmless Daniels Corporate Advisory.  INfe Human Resources does not have sufficient resources to fund its indemnification of our guarantee related to the existing debt.  However, the guarantee does not remain outstanding following the spin-off; NIR has agreed to its termination.  We negotiated, arranged, and guaranteed the convertible debt of INfe Human Resources.  NIR was the hedge fund supplier of convertible debt.  In return for its professional/consulting services and financial guarantee, Daniels Corporate Advisory received, from INfe Human Resources, the funds needed to maintain its operations while starting to develop specific specialties marketing for a very select nano-cap, public company client base.

As described in the above paragraph the debt forgiven will reduce that loss carry forward to $4,112,582 before the operational impact of the November 30, 2010 fiscal year.  At this point, all of the hedge fund debt described in our financial statements and accrued interest attributable to Daniels Corporate Advisory was forgiven and all financial guarantees, cancelled, as of June 22, 2010.

Financing Activities

We will have to raise capital by means of borrowings or through a private placement or a subsequent registered offering..  At present, we do not have any commitments with respect to future financings.  If we are unable to raise adequate capital, in the near term, to finance all phases of a client corporate consulting assignment, our proposed business will experience slow growth because it will be very hard to compete for business without a sound capital base to support advisory and implementation efforts on our suggested corporate growth strategies.

At present, we do have sufficient capital on hand to fund very limited operations for the immediate future.  Our consulting income on current and expected assignments (and continued support from Arthur D. Viola, our sole officer and director, is believed to be sufficient to support current capital demands.  Management estimates that we will need at least $2 million to fund client corporate development consulting projects over the next 12 months.  However, even if limited funds are raised, , consulting services can still be provided for Phase One of assignments, (the providing of consulting expertise).  Phase Two, (the providing of short term capital to client companies), will have to be curtailed because of a limited capital raise or be provided by Mr. Viola and/or a joint-venture partner who will share in the potential revenues from Phase Two portions of any project.  This joint-venture sharing will limit the amount of profit we can earn in any one project.

Limited growth prospects, because of lack of sufficient capital to implement results of corporate consulting assignments, may very well not produce sufficient profit to cover the costs that will now be incurred by Daniels Corporate Advisory.  Legal and accounting expenses are significant for a reporting company and we will have to cover them out of limited consulting operations fees due to lack of adequate funding.  This may place additional constraints on the growth prospects of Daniels Corporate Advisory as it may have to curtail added assignments for lack of adequate working capital to manage these new assignments.  If sufficient capital is not raised over the next 12 months, the limited consulting assignments current available will not be sufficient to sustain our long term operations as a public company, and we could fail.

Quantitative and Qualitative Disclosures About Market Risk

We conduct all of our transactions in U.S. dollars.  We are, therefore, not directly subject to the risks of foreign currency fluctuations and do not hedge or otherwise deal in currency instruments in an attempt to minimize such risks.

Stock-Based Compensation

We recognize compensation cost for stock-based awards based on the estimated fair value of the award on date of grant.  We measure compensation cost at the grant date based on the fair value of the award and recognize compensation cost upon the probable attainment of a specified performance condition or over a service period.

Recently Issued Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165” or ASC 855).  SFAS 165 (ASC 855) establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  SFAS 165 (ASC 855) sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  SFAS 165 (ASC 855) was effective for interim or annual financial periods ending after June 15, 2009.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (“SFAS 168” or ASC 105-10).  The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  SFAS 168 (ASC 105-10) was effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in SFAS 168.  All other accounting literature not included in the Codification is non-authoritative.  The Codification did not have a significant impact on our financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT

Executive Officers and Directors of Daniels Corporate Advisory

The following table sets forth information concerning the directors and executive officers of Daniels Corporate Advisory and Daniels Corporate Advisory as of the date of this prospectus:

Name	Age	Position(s)	Position(s) Held Since
Arthur D. Viola	61	Chairman of the Board, President and Chief Executive Officer, Secretary	2002

The members of Daniels Corporate Advisory’s board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.  The number of the directors may be fixed from time to time by resolution duly passed by Daniels Corporate Advisory’s board.  Daniels Corporate Advisory board has fixed the number of Daniels Corporate Advisory’s directors at one.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal.  Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office.  The directors elect officers annually.  There are no family relationships among Daniels Corporate Advisory’s directors and officers.

We may employ additional management personnel, as Daniels Corporate Advisory’s board of directors deems necessary.  Daniels Corporate Advisory has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for Daniels Corporate Advisory’s directors and executive officer is set forth below.

Arthur D. Viola has been our chairman, president, chief executive officer and a director since September, 2002. In 1981, Mr. Viola founded The Viola Group, Inc., a New York based public company which acquired, and managed private companies.  From 1990 to the present, Mr. Viola has served as senior partner of Daniels Corporate Advisory Co., a New York based private company, which is a predecessor of the registrant, and which advised and helped grow small public companies.  Previously, Mr. Viola was involved in mergers and acquisitions as an AVP Corporate Finance/M &A Department of Bank of America, (1980 1982) as a Senior Acquisitions/Market-Planner at Gulf & Western (1978 1979) and as a Senior Acquisitions Analyst at Crane Co.,(1975 1978) and was an account manager for Citibank, N.A. (1971 1974) in their Institutional Investment Management Department.  Mr. Viola attended New York University (Advanced work in Corporate Mergers and Acquisitions) and the New York University Real Estate Institute for Real Estate Development. He received an MBA from Pace University (Financial Management & Accounting) and a BA from Iona College (Economics and Finance).

While Mr. Viola is currently the sole director of the Daniel Corporate Advisory, our board will be expanded upon adequate funding.  Mr. Viola has many years of experience as a financial/corporate development team participant in corporate strategies (joint-ventures, mergers and acquisitions, leveraged buyouts, new product/division launches, and divestitures) and their negotiation, analysis and implementation.  He has experienced their resulting effects and participated in their adjustment /refinement within business units of some of the largest corporations in the United States; all Fortune 500 companies.  Along with making his transition from a big business unit financial/corporate development professional to small business senior management, Mr. Viola furthered his career through on-going specialized senior executive education programs in a variety of specialties at the well respected New York universities named in the preceding paragraph. .  He developed several financial models that integrated financial and operational skills of his Fortune 500 experience for integration into small private and public companies.

Mr. Viola headed INfe Human Resources as chairman and chief executive officer from August 24, 2003 through June 22, 2010, at a time when the economy was just heading down into what has become one of the worst recessions in history.  INfe Human Resources business was staffing; the providing of temporary help to distribution, manufacturing and other blue collar environments as well as professional level management to oversee these operations.  To some extent, it placed permanent white collar management and finance and accounting professionals.  Its business was concentrated primarily in the New Jersey market place.

The recession took its toll on the New Jersey economy and sales fell significantly over a protracted length of time.  At the same time, the main source of financing for INfe Human Resources a New York based hedge fund was selling shares to recoup its initial investment in INfe Human Resources.  The client companies could not pay their bills to INfe Human Resources (because of the recession pressures) and the selling by the hedge fund did not allow for Mr. Viola to raise badly needed capital on the common stock of INfe Human Resources.  The combination of the above events caused a strain in cash flow which needed to be corrected.

A severely stained cash flow from the inability to raise additional financing exacerbated by a continuing drop off in the level of staffing business, caused INfe Human Resources to be periodically delinquent in its reporting obligations under the Exchange Act during the seven years of Mr. Viola’s management and control.

Committees of the Board

We do not currently have an Audit, Executive, Finance, Compensation, or Nominating Committee, or any other committee of the board of directors.  However, Daniels Corporate Advisory has adopted charters for these committees, in the event that Daniels Corporate Advisory elects to implement them.  At the present time, we do not have any plans to implement the committees and cannot predict when we might do so.  Copies of the charters for each proposed committee are attached to this prospectus as exhibits.

The responsibilities of these committees are fulfilled by Daniels Corporate Advisory’s sole director, Mr. Viola.  He participates on all these committees and is not considered “independent” as defined under Rule 4200(a)(15) of the NASD’s listing standards described below, as Daniels Corporate Advisory’s financial constraints have made it extremely difficult to attract and retain qualified independent board members.  In addition, Daniels Corporate Advisory does not currently have an “audit committee financial expert” as such term is defined in the Securities Act.  Since Daniels Corporate Advisory does not have any of the subject committees, Daniels Corporate Advisory’s sole director, Mr. Viola, participates in all of the considerations with respect to Daniels Corporate Advisory’s audit, compensation and nomination deliberations.

Rule 4200(a)(15) of the NASD’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The following persons shall not be considered independent:

•

A director who is, or at any time during the past three years was, employed by the company;

•

A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.  Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under Rule 4350(d);

•

A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•

A director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

•

A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

•

A director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

We hope to add qualified independent members of Daniels Corporate Advisory’s board of directors at a later date, depending upon Daniels Corporate Advisory’s ability to reach and maintain financial stability.

Audit Committee

The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee.  The board approves the selection of Daniels Corporate Advisory’s independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting.  In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants Daniels Corporate Advisory’s annual operating results, considers the adequacy of Daniels Corporate Advisory’s internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Daniels Corporate Advisory has determined that Arthur D. Viola is a financial expert as defined by Section 407 of The Sarbanes-Oxley Act of 2002.  However, Mr. Viola is not independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.  In order to be considered to be independent, a member of an audit committee of a listed issuer that is not an investment company may not, other than in his capacity as a member of the audit committee, our board of directors or any other board committee:

•

Accept directly or indirectly any consulting, advisory or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

•

Be an affiliated person of the issuer or any subsidiary thereof.

Mr. Viola has acquired the status of financial expert through experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, and overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Nomination Committee

The size of Daniels Corporate Advisory’s board, at this time, does not require a separate nominating committee.  When evaluating director nominees, Daniels Corporate Advisory’s sole director, Mr. Viola, will consider the following factors:

•

The appropriate size of Daniels Corporate Advisory’s board of directors;

•

Daniels Corporate Advisory needs with respect to the particular talents and experience of Daniels Corporate Advisory’s directors;

•

The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

•

Experience in political affairs;

•

Experience with accounting rules and practices; and

•

The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

Daniels Corporate Advisory goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in Daniels Corporate Advisory’s best interests as well as Daniels Corporate Advisory’s stockholders.  In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service.  Current members of the board with skills and experience that are relevant to Daniels Corporate Advisory’s business and who are willing to continue in service are considered for re-nomination.  If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the board are polled for suggestions as to individuals meeting the criteria described above.  The board may also engage in research to identify qualified individuals.  To date, Daniels Corporate Advisory has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although Daniels Corporate Advisory reserve the right in the future to retain a third party search firm, if necessary.  The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve Daniels Corporate Advisory’s best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Following the effective date of the registration statement of which this prospectus is a part, under Section 16(a) of the Exchange Act, the directors and certain of the officers, and persons holding more than 10 percent of Daniels Corporate Advisory’s common stock will be required to file forms reporting their beneficial ownership of Daniels Corporate Advisory’s common stock and subsequent changes in that ownership with the Securities and Exchange Commission.  Such persons will also be required to furnish management with copies of all forms so filed.

Communication with Directors

Stockholders and other interested parties may contact the sole director of Daniels Corporate Advisory by writing to him at Daniels Corporate Advisory Company, Inc., c/o Arthur D. Viola, Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375.

Our sole director, Mr. Viola, has approved a process for handling letters received by Daniels Corporate Advisory and addressed to any of Daniels Corporate Advisory’s directors.  Under that process, the Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deal with functions of the board or committees thereof or that he otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by Daniels Corporate Advisory that is addressed to members of the board and request copies of such correspondence.

Conflicts of Interest

From time to time, one or more of Daniels Corporate Advisory’s affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that Daniels Corporate Advisory own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with Daniels Corporate Advisory with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of Daniels Corporate Advisory and other businesses with which Daniels Corporate Advisory’s affiliates are associated.  Daniels Corporate Advisory affiliates are in no way prohibited from undertaking such activities, and neither Daniels Corporate Advisory nor its stockholders will have any right to require participation in such other activities.

With respect to transactions involving real or apparent conflicts of interest, hawse have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to Daniels Corporate Advisory at the time it is authorized or approved by our directors.

Code of Ethics for Senior Executive Officers and Senior Financial Officers

Daniels Corporate Advisory has adopted a Code of Ethics for Senior Executive Officers and Senior Financial Officers that applies to its president, chief executive officer, chief operating officer, chief financial officer, and all financial officers, including the principal accounting officer.  The code provides as follows:

•

Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by Daniels Corporate Advisory with the Securities and Exchange Commission or disclosed to Daniels Corporate Advisory’s stockholders and/or the public.

•

Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by Daniels Corporate Advisory in its public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission.

•

Each officer shall promptly notify Daniels Corporate Advisory’s general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or Daniels Corporate Advisory’s Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in Daniels Corporate Advisory’s financial reporting, disclosures or internal controls.

•

Each officer shall immediately bring to the attention of Daniels Corporate Advisory’s general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to Daniels Corporate Advisory and the operation of our business, by Daniels Corporate Advisory or any of its agents.

•

Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on Daniels Corporate Advisory’s board of directors.  Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

We will provide to any person without charge, upon request, a copy of our Code of Ethics.  Any such request should be directed to our corporate secretary at Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375, telephone (347) 242-3148, or by e-mail at Onewallstreetn @aol.com.  The information contained in our web site shall not constitute part of this prospectus.

Daniels Corporate Advisory principal executive offices are located at Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375.  Our email address is Onewallstreetn@aol.com.

Summary of Cash and Certain Other Compensation

At present Daniels Corporate Advisory has only one executive officer.  The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

•

A base salary;

•

A performance bonus; and

•

Periodic grants and/or options of our common stock.

Base Salary.  Daniels Corporate Advisory chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus.  A portion of each officer’s total annual compensation is in the form of a bonus.  All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive.  Stock options are granted to executive officers based on their positions and individual performance.  Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers.  The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.  See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters Securities Authorized for Issuance under Equity Compensation Plans.”

Compensation to our officers and employees will be paid only when we have sufficient funds for that purpose.  At present, we do not possess such funds.

Summary Compensation Table

The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer, chief financial officer and the other highest-paid executive officers serving as such at the end of 2009 whose compensation for that fiscal year was in excess of $100,000.  The individuals named in the table will be hereinafter referred to as the “Named Officers.”  No other executive officer of Daniels Corporate Advisory received compensation in excess of $100,000 during fiscal years 2008 through 2011.

We currently have only one executive officer.  Our tables reflect the total compensation accrued for the years indicated.  The amounts consist of a base salary only for those periods.  Due to operating limitations and results of operations during those periods listed there were no performance bonuses or grants of options and or stock incentives.  This does not preclude future periods from including such amounts.  There was no interest accrued on these amounts nor will we accrue interest on such amounts.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Arthur D. Viola	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Arthur D. Viola	2008	110,000	-0-	-0-	-0-	-0-	-0-	-0-	110,000
Arthur D. Viola	2009	200,000	-0-	-0-	-0-	-0-	-0-	-0-	200,000
Arthur D. Viola	2010	200,000	-0-	-0-	-0-	-0-	-0-	-0-	200,000
Arthur D. Viola	2011	100,000	-0-	-0-	-0-	-0-	-0-	-0-	100,000

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of our named executive officers as of the end of our last completed fiscal year, November 30, 2009:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. D. Viola (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________

(1)

Daniels Corporate Advisory chief executive officer.

Director Compensation

The following table provides concerning the compensation of our directors as of the end of our last completed fiscal year, November 30, 2009, and for the six months ended May 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Arthur D. Viola	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

As of the date of this prospectus, Daniels Corporate Advisory does not have any employment agreements with its employees.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Daniels Corporate Advisory has had no disagreements with its accountants on accounting and financial disclosure.

CERTAIN TRANSACTIONS

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Arthur D. Viola is a promoter, pursuant to the rules of the SEC.  As of the date of the registration statement to which this prospectus is attached, INfe Human Resources is the parent company of Daniels Corporate Advisory and owns 10,000 shares of our common stock, which constitutes 100 percent of our outstanding common shares.  However, as disclosed below in “Principal Stockholders,” Mr. Viola owns 45,450,000 shares of INfe Human Resources common stock.  As a result of the spin-off, Mr. Viola will own 454,500 shares of our common stock.  In addition, Mr. Viola owns 50,000 shares of our preferred stock which give him the power to vote 4,800,972 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the date of this prospectus.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, information concerning ownership of our securities by:

•

Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

•

Each person who beneficially owns shares of our outstanding preferred stock;

•

Each of our directors;

•

Each of our named executive officers; and

•

All directors and officers as a group.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned (2) Number Percent		Preferred Stock Beneficially Owned (2) Number Percent
Arthur D. Viola (3) (4)	-0-	-0-	50,000	100
All directors and officers as a group (one person)	-0-	-0-	50,000	100
INfe Human Resources (3)	10,000	100	-0-	-0-

*

Less than one percent.

(1)

Unless otherwise indicated, the address for each of these shareholders is c/o Daniels Corporate Advisory Company, Inc., Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC.  As of the date of this prospectus, there were issued and outstanding 10,000 shares of our common stock and 50,000 shares of our preferred stock.

(3)

Pursuant to the spin-off, we will distribute 4,800,972 spin-off shares to the INfe Human Resources stockholders.  See “Prospectus Summary The Offering” beginning on page 1 of this prospectus and “Plan of Distribution.”  Arthur D. Viola owns 45,450,000 shares of INfe Human Resources common stock.  As a result of the spin-off, Mr. Viola will own 454,500 shares of our common stock.

(4)

The 50,000 shares of our preferred stock owned by Arthur D. Viola gives him the power to vote 25,000,000 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the date of this prospectus.

As indicated in the table above, Arthur D. Viola, our sole officer and director, owns 50,000 shares of our preferred stock which equates to 100 percent of our preferred stock.  Our preferred stock has voting rights equal to 500 shares of the our common stock for every one share of our preferred stock held, which equates to voting rights of 25,000,000 shares of the our common stock.  The voting rights of our common stock contained in our preferred stock along with the 454,500 spin-off shares will provide Mr. Viola with voting rights equal to 25,545,500 shares of our common stock, which amount exceeds the outstanding shares of our common stock.  As a result, Arthur D. Viola is able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

During the last five years, Arthur D. Viola, a citizen of the United States, has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and was not party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•

The operation of which may at a subsequent date result in a change in control of the registrant; or

•

With respect to the election of directors or other matters.

DESCRIPTION OF SECURITIES

The authorized capital stock of Daniels Corporate Advisory consists of 750,000,000 shares of common stock, par value $.001 per share (the “common stock”) and 50,000,000 shares of preferred stock, par value $0.001 per share (the “preferred stock”).  As of the date of this prospectus, 10,000 shares of our common stock were issued and outstanding and 50,000 shares of our preferred stock were issued and outstanding.

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of Daniels Corporate Advisory’s articles of incorporation and bylaws.

Preferred Stock

Mr. Viola, our sole director, has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights.  The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock.  The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters.  The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock.  Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of Daniels Corporate Advisory.  Pursuant to the Certificate of Designation, Preferences and Rights of Preferred Stock of Daniels Corporate Advisory Company, Inc. filed on August 4, 2010, with the Secretary of State of Nevada, our board adopted a resolution creating a series of 50,000 preferred shares which possessed the following characteristics:

•

Liquidation Rights.  Upon the dissolution, liquidation or winding up of Daniels Corporate Advisory, whether voluntary or involuntary, the holders of the then outstanding shares of preferred stock shall be entitled to receive out of the assets of Daniels Corporate Advisory the sum of $0.001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on the common stock, or any other class of capital stock of Daniels Corporate Advisory ranking junior to the preferred stock.

•

No Conversion.  The shares of the preferred stock shall not be convertible into shares of the common stock, preferred stock, or any other securities of Daniels Corporate Advisory.

•

Preferred Status.  The rights of the shares of the common stock shall be subject to the preferences and relative rights of the shares of the preferred stock.  Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the preferred stock, Daniels Corporate Advisory shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the preferred stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of Daniels Corporate Advisory described in Paragraph 2 above.

•

Restriction on Dividends.  If any shares of the preferred stock are outstanding, Daniels Corporate Advisory shall not, without the prior written consent of the holders of not less than two-thirds (2/3) of the then outstanding shares of the preferred stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock.

•

Vote to Change the Terms of the Preferred Stock.  Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the preferred stock, Daniels Corporate Advisory shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the preferred stock.

•

Voting.  On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder multiplied by 500.  If no such record date is established, the date to be used for the determination of the stockholders entitled to vote on such matters shall be the date on which notice of the meeting of stockholders at which the vote is to be taken is marked, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting.  The holders of preferred stock shall not vote as a separate class, but shall vote with the holders of the common stock.  Except as otherwise may be provided by law, the holders of the preferred stock shall be entitled to one vote on all matters submitted to the vote of the holders of the preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders.  The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, (but presently by our sole director, Mr. Viola), out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above.  In the event of the dissolution, liquidation or winding up of Daniels Corporate Advisory, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of State of Nevada.  Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors.  All outstanding shares of the common stock are fully paid and non-assessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Daniels Corporate Advisory with any corporation, or any liquidation or disposition of any substantial assets of Daniels Corporate Advisory.

Options

As of the date of this prospectus, we have not issued any options to purchase shares of our common stock, although we may do so in the future.

Transfer Agent

The transfer agent of our common stock is Signature Stock Transfer, 2632 Coachlight Court, Plano, Texas 75093, telephone (972) 612-4120, facsimile (972) 612-4122, and e-mail: signaturestocktransfer@MSN.com.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

General

Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action.  These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

Board of Directors

The business and affairs of Daniels Corporate Advisory are managed under the direction of our board of directors, which currently consists of one member, Arthur Viola, sole officer.  The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.  Our board of directors may not have less than one member.  There is no limit on the maximum size of our board.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

Our bylaws provide that a special meeting of our stockholders may only be called by:

•

Our chairman of the board, or our president if there is no chairman;

•

The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

•

Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner.  Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting.  Our articles of incorporation do not permit our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

The next annual meeting of our stockholders will be held in 2011, on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.  In addition, Daniels Corporate Advisory is authorized to indemnify its agents, including without limitation, directors and officers, whether by bylaw, agreement or otherwise, to the fullest extent permissible under Nevada law.

Our bylaws contain similar indemnification and limitation of liability provisions.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Daniels Corporate Advisory under the indemnification provisions, or otherwise, Daniels Corporate Advisory is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws

Under our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation permit us to limit the liability of our directors to the fullest extent permitted under the Nevada Revised Statutes.  As permitted by Nevada law, our bylaws and articles of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of Daniels Corporate Advisory.  To the fullest extent allowed by the Nevada Revised Statutes, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability.  However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our articles of incorporation are necessary to attract and retain qualified persons for these positions.  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time.  Under the terms of this offering, the shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

In the future following the date of this prospectus, shares of our outstanding common stock may be issued and sold by Daniels Corporate Advisory in private transactions in reliance upon exemptions from registration under the Securities Act and not registered for resale.  Such shares may be sold only pursuant to an effective registration statement filed by Daniels Corporate Advisory or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

•

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

•

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

•

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

PLAN OF DISTRIBUTION

We will not receive any proceeds from the issuance of the spin-off shares.  No fees will be paid in connection with the spin-off of shares of our common stock pursuant to this prospectus.  We will bear all costs associated with the registration.

In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and we comply with the requirements of state law.  In that regard, we intend to offer our spin-off shares pursuant to this offering in the States of Texas, California, Florida, and New York.  We may offer our shares in other jurisdictions, if we determine it is in our best interest to do so, or we are otherwise required by law.  We intend to register our spin-off shares in the various states where we make an offering.

Although we do not currently contemplate doing so, we may enter into relationships with a placement agent who is a licensed broker-dealer in the future which could require us to pay commissions or other compensation.  If we employ a placement agent who is a licensed broker-dealer to assist in the sale of our shares, we will update this prospectus to identify the placement agent and provide all appropriate related disclosure and the fact that the placement agent is an underwriter under the Securities Act.

Mr. Viola may be deemed to be an underwriter under the Securities Act.

Mr. Viola is an officer, director, and employee of Daniels Corporate Advisory Company, Inc., and he will rely on Rule 3a4-1 of the Exchange Act in conducting the offering of our shares.  In that connection, Mr. Viola:

•

Is not subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act, at the time of his participation in the offering of the securities; and

•

Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•

Is not at the time of his participation an associated person of a broker or dealer; and

•

Meets the conditions of any one of paragraph (a)(4) (ii), or (iii) of said section.

•

Mr. Viola meets all of the following conditions:

(A)

Mr. Viola primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Daniels Corporate Advisory otherwise than in connection with transactions in securities; and

(B)

Mr. Viola was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

(C)

Mr. Viola does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

•

Mr. Viola restricts his participation to any one or more of the following activities:

(A)

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by an officer or director of the Issuer;

(B)

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act, or other offering document; or

(C)

Performing ministerial and clerical work involved in effecting any transaction.

Plan of Distribution for the Spin-Off Shares

The spin-off of all of the shares of Daniels Corporate Advisory held by INfe Human Resources to the holders of INfe Human Resources common stock will be affected by distributing one share of Daniels Corporate Advisory common stock as a non-taxable distribution for each 100 outstanding shares of common stock of INfe Human Resources.  As a result, Daniels Corporate Advisory will distribute 4,800,972 shares of our common stock as of 5:00 p.m., New York, New York time, on the effective date of the registration statement of which this prospectus is a part (the “Distribution Date”) to the holders of record of INfe Human Resources common stock at 5:00 p.m., New York, New York time, on June 22, 2010 (the “Record Date”).  There will be no fractional shares issued.  Following the spin-off, INfe Human Resources will own no shares of Daniels Corporate Advisory, which means that Daniels Corporate Advisory will be a fully independent company.

The INfe Human Resources stockholders will not be required to pay any cash or other consideration for the spin-off shares distributed to them as a result of the spin-off. or to surrender or exchange their shares of INfe Human Resources common stock to receive the distribution of the spin-off shares.  Each of our stockholders receiving the spin-off shares will be delivered a copy of this prospectus at the time of the distribution of the spin-off shares.

All shares of our common stock received by the INfe Human Resources stockholders in connection with the spin-off will be fully paid and non-assessable.  The INfe Human Resources stockholders do not have any appraisal rights in connection with the spin-off.  For details of the distribution of the spin-off shares, see “Prospectus Summary - The Offering - The Spin-Off.”

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Norman T. Reynolds Law Firm.

EXPERTS

The financial statements for the two most recent fiscal years ended November 30, 2010 and 2009 have been audited by John Scrudato CPA, independent registered public accounting firm, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO STOCKHOLDERS

We will furnish our stockholders with an annual report which describes the nature and scope of our business and operations for the prior year and which will contain a copy of our audited financial statements for our most recent fiscal year.  In addition, we will furnish our stockholders with a proxy statement as required by the Exchange Act covering matters to be voted upon at our annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the shares being offered in this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC.  The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549.  Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to Daniels Corporate Advisory and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus.  Any such information or representation must not be relied upon as having been authorized.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K.  Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of any of our common stock purchase options or warrants.  These filings will be a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Further, the SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

DANIELS CORPORATE ADVISORY COMPANY, INC.

UNAUDITED REPORT ON FINANCIAL STATEMENTS AND NOTES

FOR THE SIX MONTHS ENDED MAY 31, 2011 AND 2010

CONTENTS

Balance Sheets as of May 31, 2011 (unaudited) and November 30, 2010 (audited)
Statements of Operations for the Six and Three Months Ended May 31, 2011 (unaudited) and May 31, 2010(unaudited)
Statements of Cash Flows for the Six Months Ended May 31, 2011 (unaudited) and May 31, 2010 (unaudited)
Statements of Comprehensive Loss for the Six Months ended May 31, 2011(unaudited) and May 31, 2010(unaudited)
Statement of Stockholders Equity for the years ended November 30,, 2010 (audited) and November 30, 2009 (audited) and Six Months Ended May 31, 2011 (unaudited)
Notes to Financial Statements (unaudited)

	Daniels Corporate Advisory Company, Inc.
	Balance Sheets

	May 31,	November 30,
ASSETS	2011	2010
	Unaudited	Audited
CURRENT ASSETS
Cash and Cash Equivalents	$8,725	$357
Accounts Receivable	0	45,500
Other Current Assets	10,000	0
Total Current Assets	18,725	45,857

OTHER ASSETS
Debt Discount, net of current portion	0	0
Prepaid Acquisition Cost	0	0
Financing Costs, net of current portion	0	0
Deferred Consulting Fees, net of amortization	0	0
Total Other Assets	0	0

TOTAL ASSETS	$18,725	$45,857

LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)

CURRENT LIABILITIES
Accounts Payable and accrued expenses	$755,784	$644,284
Callable Notes	0	0
Convertible Notes	0	0
Total Current Liabilities	755,784	644,284

LONG-TERM LIABILITIES
Stockholder Loans	7,165	2,250
Total Long Term Liabilities	7,165	2,250

TOTAL LIABILITIES	762,949	646,534

STOCKHOLDERS' EQUITY(DEFICIT)
Preferred Stock, $.001 par value; 50,000
shares authorized, none issued and outstanding	50	50
Common Stock, $001 par value; 10,000
shares authorized, 10,000 and 10,000
issued and outstanding	10	10
Additional paid-in-capital	3,873,726	3,873,726
Accumulated Deficit	(4,577,968)	(4,434,421)
Accumulated other comprehensive (loss)	(40,042)	(40,042)
Total Stockholders' Equity(Deficit)	(744,224)	(600,677)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)	$18,725	$45,857

	"See Accompanying Notes to Financial Statements."

Daniels Corporate Advisory Company, Inc.
Statements of Operations

	For the Six Months Ended		For the Three Months Ended
	May 31,	May 31,	May 31,	May 31,
	2011	2010	2011	2010
	Unaudited	Unaudited	Unaudited	Unaudited

REVENUES	$0	$0	$0	$0

OPERATING EXPENSES	143,547	135,100	80,507	72,589

NET INCOME(LOSS) FROM OPERATIONS	(143,547)	(135,100)	(80,507)	(72,589)

OTHER INCOME (EXPENSE):

Debt Forgiveness	0	0	0	0
Interest and Penalties Expense	0	(1,101,430)	0	(991,165)

NET LOSS BEFORE
PROVISION FOR INCOME TAXES	(143,547)	(1,236,530)	(80,507)	(1,063,754)

Provision for income taxes	0	0	0	0
Benefit due to tax loss carryforward	0	0	0	0

NET LOSS	($143,547)	($1,236,530)	($80,507)	($1,063,754)

BASIC AND DILUTED LOSS PER SHARE	($14.35)	($123.65)	($8.05)	($106.38)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	10,000	10,000	10,000	10,000

"See Accompanying Notes to Financial Statements."

Daniels Corporate Advisory Company, Inc.
Statements of Cash Flows

	For the Six Months Ended
	May 31,	May 31,
	2011	2010
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	($143,547)	($1,236,530)

Adjustments to reconcile net income (loss):

Debt Forgiveness	0	0
Amortization of deferred consulting fees	0	0

Changes in assets and liabilities:

(Increase) in other assets	(10,000)	0
(Increase) in deferred tax asset	0	0
Increase in income tax payable	0	0
(Increase)decrease in accounts receivable	45,500	0
Increase in accounts payable/accrued Expenses	111,500	1,236,530
Total cash flows from operating activities	3,453	0

CASH FLOWS FROM INVESTING ACTIVITIES:
	0	0
Total cash flows from investing activities	0	0

CASH FLOWS FROM FINANCING ACTIVITIES:

Contributions of capital	0	0
Proceeds from Stockholder Loans	4,915	0

Total cash flows from financing activities	4,915	0

Increase in cash and equivalents	8,368	0
Cash and cash equivalents at beginning of year	357	569

Cash and cash equivalents at end of year	$8,725	$569

"See Accompanying Notes to Financial Statements."

Daniels Corporate Advisory Company, Inc.
Statements of Cash Flows

	For the Six Months Ended		For the Three Months Ended
	May 31,	May 31,	February 28,	February 28,
	2011	2010	2011	2010
	Unaudited	Unaudited	Unaudited	Unaudited
CASH PAID DURING THE YEAR FOR:

Interest	$0	$0	$0	$0

Income taxes	$0	$0	$0	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Unrealized gain (loss) on securities	$0	$0	$0	$0

"See Accompanying Notes to Financial Statements."

Daniels Corporate Advisory Company, Inc.
Statement of Comprehensive Income (Loss)

	For the Six Months Ended		For the Three Months Ended
	May 31,	May 31,	May 31,	May 31,
	2011	2010	2011	2010
	Unaudited	Unaudited	Unaudited	Unaudited

Net loss	($143,547)	($1,236,530)	($80,507)	($1,063,754)

Other comprehensive income (loss)	0	0	0	0

Unrealized (gains)losses arising during the period	0	0	0	0
Comprehensive income (loss)	($143,547)	($1,236,530)	($80,507)	($1,063,754)

"See Accompanying Notes to Financial Statements."

Daniels Corporate Advisory Company, Inc.
Statement of Stockholders’ Equity(Deficit)
For the audited years Ended November 30, 2010 and 2009
and the unaudited six months ended May 31, 2011

					Contributed Capital in Excess of	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	PAR Value	Items	Deficit	Total
Audited Balances December 1, 2008	50,000	$50	10,000	$10	$3,873,726	($40,042)	($4,157,947)	($324,203)
Net (Loss) FYE 11/30/09							($1,307,749)	($1,307,749)
Audited Balances November 30, 2009	50,000	$50	10,000	$10	$3,873,726	($40,042)	($5,465,696)	($1,631,952)
Net Income FYE 11/30/10							$1,031,275	$1,031,275
Audited Balances November 30, 2010	50,000	$50	10,000	$10	$3,873,726	($40,042)	($4,434,421)	($600,677)
Net (Loss) FQE 2/28/11							($63,040)	($63,040)
Unaudited Balances February 28, 2011	50,000	$50	10,000	$10	$3,873,726	($40,042)	($4,497,461)	($663,717)
Net (Loss) FQE 5/31/11							($80,507)	($63,040)
Unaudited Balances May 31, 2011	50,000	$50	10,000	$10	$3,873,726	($40,042)	($4,577,968)	($744,224)

"See Accompanying Notes to Financial Statements."

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 1-   ORGANIZATION AND BASIS OF PRESENTATION

Daniels Corporate Advisory Company, Inc.(The company) was incorporated in the State of Nevada on May 2, 2002. The Company was organized to offer: (a) corporate financial consulting and (b) merchant banking services for public and private client companies interested in implementing Daniels developed, agreed upon, accelerated growth strategies; including MBO/LBO, Roll-up Transactions. Merchant banking includes equity funding of the growth of client and service companies, as well as funding equity of small public companies. The business became a subsidiary in late 2003 as a result of INfe Human Resources, Inc. (a publicly quoted Nevada Company) acquiring the common stock of Daniels Corporate Advisory Company, Inc.   During August 24, 2010, INfe Human Resources, Inc. underwent a name change to Rhino Human Resources, Inc., but is still public and trades under the same (original) stock symbol: “IFHR.”

The company has a growth goal of providing advisory services to business services as well as non-business services client companies. The company works with companies seeking to create and/or acquire adjunct service businesses, whose services will initially provide better lifestyles for its existing workforce, and ultimately will be packaged, on an additional profit center basis, for sale to other small companies for the retention of their employees. The profits generated from all the financial consulting assignments will be available for venture investment in public or private client companies, as well as other quality business concept/operating companies, both public and private; through the Daniels’ Merchant Bank Division.

The Daniels Merchant Bank has an in-house equity funding program, whereby Daniels will participate in consulting client potential growth by helping finance the growth of public and private client, business service companies, as well as non-business service companies. The Merchant Bank will also participate in non-client potential growth by the purchase of equity in attractive small public companies whose growth strategies are in line with a philosophy of growth through leveraged acquisitions.

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

We have prepared the accompanying audited condensed consolidated financial statements in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) including the instructions to Form S-1 and Rule 10-01 of Regulation S-X. Such rules and regulations allow us to condense and omit certain information and footnote disclosures normally included in audited financial statements prepared in accordance with accounting principles generally accepted in the United States of America. We believe these audited condensed consolidated financial statements reflect all adjustments (consisting of normal, recurring adjustments) that are necessary for a fair presentation of our consolidated financial position and consolidated results of operations for the periods presented. The information included in this Form S-1 should be read in conjunction with the consolidated financial statements and notes thereto included in our Form S-1 for the years ended November 30, 2010 and 2009. The audited consolidated financial information contained in this filing is not necessarily indicative of the results to be expected for any other interim period, or for the full year.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FASB Codification:

  In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, (“Codification”) effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in this Annual Report now refer to the Codification topic section rather than a specific accounting rule as was past practice.

Principles of Consolidation:

The financial statements include only the accounts of Daniels Corporate Advisory Company, Inc. The inter company transactions have not been eliminated with the parent company INfe Human Resources, Inc .nor any of her subsidiaries in order to provide the stand alone entity Daniels. There are no inter company transactions included that provide any income or expense generating items between any of the inter related companies.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Risk and Uncertainties:

Our future results of operations and financial condition will be impacted by the following factors, among others: our lack of capital resources, dependence on third-party management to operate the companies in which we invest and dependence on the successful development and marketing of any new products in new and existing markets. Generally, we are unable to predict the future status of these areas of risk and uncertainty. However, negative trends or conditions in these areas could have an adverse affect on our business.

Cash and Cash Equivalents:

For financial statement presentation purposes, short-term, highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintains its cash accounts at several financial institutions, which at times may exceed the insurable FDIC limit, but management believes that there is little risk of loss.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments:

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “ Fair Value Measurements and Disclosures ” (ASC 820) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability; either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3—Inputs that are both significant to the fair value measurement and unobservable.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.  These financial instruments include investments in available-for-sale securities and accounts payable and accrued expenses.    The Company has also applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investments:

Our investments consist of common stock of publicly quoted companies and are valued based on the closing stock price. We account for our investments in accordance with ASC Topic 320, Investments. We have designated our investments at November 30, 2010 as available-for-sale and reported these investments at fair value, with unrealized gains and losses recorded in other comprehensive income (loss). We determined the fair value of these investments based on the closing quoted stock price on May  31, 2011.  We base the cost of the investment sold on the specific identification method using market rates.

Comprehensive Income:

ASC Topic 220 (SFAS No. 130) establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources.  Per the consolidated financial statements, the Company has purchased available-for-sale securities that are subject to this reporting.

Other-Than-Temporary Impairment:

All of our non-marketable and other investments are subject to a periodic impairment review. Investments are considered to be impaired when a decline in fair value is judged to be other-than-temporary.

When events or changes in circumstances indicate that long-lived assets other than goodwill may be impaired, an evaluation is performed to determine if a write-down to fair value is required. When an asset is classified as held for sale, the asset's book value is evaluated and adjusted to the lower of its carrying amount or fair value less cost to sell. In addition, depreciation and amortization ceases while it is classified as held for sale.

The indicators that we use to identify those events and circumstances include:

• the investee’s revenue and earnings trends relative to predefined milestones and overall business prospects;
• the general market conditions in the investee’s industry or geographic area, including regulatory or economic changes;
• factors related to the investee’s ability to remain in business, such as the investee’s liquidity, debt ratios, and the rate at which the investee is using its cash; and

•

the investee’s receipt of additional funding at a lower valuation. If an investee obtains additional funding at a valuation lower than our carrying amount or a new round of equity funding is required for the investee to remain in business, and the new round of equity does not appear imminent, it is presumed that the investment is other than temporarily impaired, unless specific facts and circumstances indicate otherwise.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements:

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165” or ASC 855).  SFAS 165 (ASC 855) establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  SFAS 165 (ASC 855) sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  SFAS 165 (ASC 855) was effective for interim or annual financial periods ending after June 15, 2009.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (“SFAS 168” or ASC 105-10).  The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative

Non-governmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  SFAS 168 (ASC 105-10) was effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in SFAS 168.  All other accounting literature not included in the Codification is non-authoritative. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

In October 2009, the FASB issued Accounting Standard Update (“ASU”) No. 2009-13, Multiple-Deliverable Revenue Arrangements (“ASU 2009-13. This standard updates FASB ASC 605, Revenue Recognition (“ASC 605”). The amendments to ASC 605 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. These amendments to ASC 605 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company adopted these amendments on January 1, 2010.  Management does not believe that the adoption of this standard will have any impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (“ASU 2010-06”).  This standard updates FASB ASC 820, Fair Value Measurements (“ASC 820”). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

measurements. It also clarifies existing fair value disclosures about the level of desegregations and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.  The Company adopted ASU 2010-06 on January 1, 2010, which had no material impact on the financial statements. Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Revenue and Cost Recognition:

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Daniels Corporate Advisory Company, Inc., (Daniels) has revenues as a result of corporate financial consulting services which are recognized as services are performed. Daniels also operates the merchant banking division, which did not have any revenues to recognize.

Fixed Assets:

Fixed assets acquired would be reported at cost less accumulated depreciation, which is generally provided on the straight-line method over the estimated useful lives of the assets. Upon sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

Financing Fees:

Financing fees were being amortized over the life of the related liability on the straight-line method which is not materially different than using the effective interest method. All amortization has been expensed since the ongoing staffing operations have discontinued from which the finance fees were originally accrued.

Net Income (Loss) Per Share

The Company reports basic and diluted earnings per share (EPS) according to the provisions of ASC Topic 260, which requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is antidilutive) outstanding. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive. Thus, these equivalents are not included in the calculation of diluted loss per share, resulting in basic and diluted loss per share being equal. The following is a reconciliation of the computation for basic and diluted EPS for the three months ended May 31, 2011 and 2010:

53

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2011	2010
Net (Loss)	$(143,547)	$(245,530)

Weighted-average common shares outstanding basic
Weighted-average common stock	10,000	10,000
Equivalents
Stock options	-	-
Warrants	-	-
Convertible Notes	-
Weighted-average common shares outstanding- diluted	10,000	10,000

Income Taxes:

The Company, a C-corporation, accounts for income taxes under ASC Topic 740 (SFAS No. 109) . Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 “ Uncertainty in Income Taxes ” (ASC 740-10), on January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.  If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Currently the Daniels has projected $4,256,129 as of May 31, 2011 in Net Loss Operating Loss carryforwards available. The benefits of the potential tax savings will be recognized in the financial statements upon the acquisition or development of revenue source to apply against these losses. The company recognizes that the Internal Revenue Service has the final determination of the NOL available going forward and that amount may be significantly different from that recorded to date.

NOTE 3-   CONVERTIBLE NOTES PAYABLE

The former Parent Company INfe Human Resources, Inc.(the Parent Company) executed a Securities Purchase Agreement to issue 8% secured convertible notes payable in the amount of $3,093,000.  Of this amount, $1,781,089 was transferred to the other subsidiaries of the parent INfe Human Resources, Inc. to facilitate the purchase of operating staffing companies and their expansion. The following information pertains to the convertible notes in their entirety of the Parent Company INfe Human Resources, Inc. of which Daniels Corporate Advisory Company, Inc. was allocated $1,311,911 and zero warrants and any conversion calculations  relates to the publicly quoted  parent INfe Human Resources, Inc. The notes are convertible at anytime by the holder of the security into shares of common stock, par value $.001 per share.  In addition, the Parent Company issued warrants enabling the holder to purchase 800,000 shares of common stock at an exercise price of $1.50 per share, warrants enabling the holder to purchase 10,000,000 shares of common stock at an exercise price of $0.10 and warrants enabling the holder to purchase 10,000,000 shares of common stock at an exercise price of $0.02 per share. The Parent Company has issued $2,715,000 of convertible notes in five tranches. One tranche of $1,250,000 was issued on November 29, 2005 the second tranche of $750,000 was issued on February 14, 2006, the third tranche of $435,000 was issued on November 23, 2007 and the fourth tranche of $175,000 was issued on April 11, 2008. A fifth tranche of $105,000 was issued in June of 2008. The notes mature 3 years from their date of issue.  The warrants’ value, relative to the corresponding notes, has been accounted for as a debt discount, being amortized over the life of the corresponding convertible notes.  The value of the warrants has been determined using the Black-Scholes pricing model as follows on the following page:

	April 11,	November 23,	February 14,	November 29,
Issue Date	2008	2007	2006	2005
Valuation assumptions:
Expected term (in years)	5	5	5	5
stock price volatility	436%	482%	125%	132%
Expected stock dividend yield	0%	0%	0%	0%
Risk-free interest rate	2.95%	3.40%	4.60%	4.40%
Fair value per warrant	$0.025	$0.10	$0.35	$0.54
Number of warrants	10,000,000	10,000,000	300,000	500,000
Value of warrants	$160,000	$1,000,000	$105,263	$271,458
Relative value of warrants	$102,941	$303,136	$92,308	$223,025

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 3-   CONVERTIBLE NOTES PAYABLE (CONTINUED)

Fees amounted to $109,259 (net of amortization) at November 30 2009 related to the convertible notes are being amortized over the life of the notes.

These notes contain conversion prices per underlying common share which were below the market value of the Parent Company’s stock at the dates of issue. Because the conversion was “in-the-money” at the date of each issue, the Parent Company recognized an expense of $343,870, $290,248, $248,687, $89,749 and $1,026,975, respectively, in the years  2009, 2008, 2007, 2006 and 2005, respectively. In addition the Parent Company issued $294,812 of callable secured convertible notes in exchange for accrued interest of a like amount.

Although the Parent Company has not met some of the terms of the agreement, the lender has stated that the notes will not be considered as being in default.  The notes have been classified as current liabilities in the accompanying balance sheets since they may be called at any time. If the agreement were strictly followed, there would be substantial penalties for interest due because of a default and significant penalties for the inability to satisfy stock registration rights under the agreement could also be imposed in the future.

As described above, the Parent Company has executed an agreement with four entities in which the Parent Company may issue up to $3,093,000 of convertible debt upon certain milestones being reached by the Company.   These notes are convertible into shares of common stock of the Parent Company at a variable conversion price equal to fifty percent (subsequently renegotiated to thirty percent) of the average of the lowest three (3) trading prices of the stock during the twenty days prior to the conversion.  The convertible notes are available for conversion into shares of common stock in the amount of the principal balance of the note plus any accrued and unpaid interest.  No holder or its affiliate may convert the notes for shares in excess of ownership in the Parent Company of greater than 4.99%.

The convertible notes are issued at par and bear interest at 8% quarterly.  A condition of the convertible notes is that the Parent Company must file a registration statement, which has become effective.  Failure on the Parent Company’s part to have a registration statement become effective could subject the Parent Company to a registration default fee and liquidated damages under the agreement that currently total approximately $2.5 million. In addition to the issuance of the convertible notes payable, the Parent Company was required to issue warrants to the Note Holders to purchase shares of common stock of the Parent Company at various exercise prices per share.  On November 29, 2005, the Company issued 500,000 warrants which are exercisable at $1.50 per share for 500,000 shares of common stock and expire November 29, 2010.  The Parent Company issued an additional 300,000 warrants on February 14, 2006 and 10,000,000 additional warrants exercisable at $0.10 per share were issued on November 23, 2007. Further, 10,000,000 additional warrants exercisable at $0.02 per share were issued on April 11, 2008. These warrants expire 5 years from the date of issuance.

The Parent Company holds a call option that would allow the Parent Company to prepay the convertible notes under certain conditions. As long as the Parent Company is not in default, the Parent Company has sufficient number of shares to convert the full amount of the notes, and the Parent Company’s stock is trading at or below $1.00, then at any time after the Issue Date, with ten (10) trading days prior written notice to the Note Holders, the Parent Company has the option to prepay all of the outstanding Notes.  The prepayment amount is tiered based on when the call option is exercised and varies from 125% to 140% of the outstanding balance, plus default interest and penalties if applicable.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 3-   CONVERTIBLE NOTES PAYABLE (CONTINUED)

Moreover, the Parent Company holds a partial call option.  In the event that the price of the Common Stock, for each day of a month is below $.57, the Borrower may, at its option, prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by thirty-six (36) plus one month’s interest.  If the Company fails to deliver certificates for the Warrant Shares within five (5) business days after exercise, it is liable to the Holder for a penalty equal to 2% of the number of Warrant Shares that the holder is entitled to multiplied by the Market Price for each day that the Parent Company fails to deliver certificates for the Warrant Shares.

The warrants contain a cashless exercise provision, which can be utilized if there is no effective resale registration statement at the time of exercise.  In the event of a Cashless Exercise, the Holder receives a number of shares of Common Stock determined by multiplying the number of Warrant Shares to which the Holder would otherwise be entitled by a fraction, the numerator of which is the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which is the then current Market Price per share of Common Stock.

The Warrants contain a limitation whereby the Holder cannot exercise shares such that the Holder would beneficially own, including all other share ownership, in excess of 4.99% of the outstanding common stock of the Parent Company. The Warrants contain anti-dilution provisions whereby the price is adjusted for issuances of common stock by the Parent Company for no consideration or consideration below market value.

Concurrently with the execution of the Securities Purchase Agreement for the convertible notes, the Parent Company entered into a Registration Rights Agreement requiring the Parent Company to register 2 times the total number of shares issuable upon conversion of the convertible notes and all shares underlying the warrants. Under the registration rights agreement, if the registration statement relating to the securities is not declared effective by the SEC within 120 days of the issuance of the note, INfe is obligated to pay a registration default fee equal to the principal of the Convertible Notes outstanding multiplied by .02 multiplied by the sum of the number of months that the registration statement is not yet effective, on a pro rata basis. In addition, The Parent Company’s failure to make this registration effective could result in the assessment of liquidated damages in the amount of $5,000 for each $250,000 of Outstanding Principal per month against INfe beginning four months from the date of issuance of the notes. The potential registration default fee and liquidated damages amount to approximately $2.2 million at November 30 2009..

Furthermore, a breach of the representation and warranties contained in the Securities Purchase Agreement, a failure to accept an otherwise legally valid transfer or re-sale of the securities, and the failure to reserve and have authorized 2 times the amount of shares necessary for the conversion of the notes and warrants, exposes the Parent Company to liquidated damages in the amount of thee percent (3%) of the outstanding amount of the notes per month plus accrued and unpaid interest on the Notes, prorated for partial months, in cash or shares at the option of the Parent Company. At May 31, 2010 potential liquidated damages amounted to of $2.5 million.

In the event that the Parent Company elects to make payment of liquidated damages in common stock, such stock is to be issued at the conversion rate at the time of such issuance. The Parent Company is also required to pay a penalty of $2,000 per day to the investors if they fail to deliver the shares of common stock upon a conversion of the Convertible Notes within two business days upon receipt of the conversion notice. As of August 31, 2010, the Lender has stated that the Notes will not be considered in default but has not waived its right to do so in the future. Accordingly, the Parent Company has not accrued damages in its financial statements.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

As of August 31, 2010 the Parent Company reached an agreement dated June 22, 2010 and highlighted in note 7, settling all of the above notes and accrued interest and penalties in exchange for ownership control in the parent INfe Human Resources, Inc. as detailed in note 7.

NOTE 4- INVESTMENTS

Investments consist of a portfolio of common stocks trading on the OTC: BB.  The fair market values of the investments were $7 and $7 at May 31, 2011 and November 30, 2010, respectively. Due to the immaterial amounts and that they are liquid they have been classified as cash equivalents. Unrealized losses for the periods ended February 28, 2011 and November 30, 2010 were unchanged.

Marketable securities are classified as available-for-sale. During the periods ended May 31, 2011 and November 30, 2010, there were no available-for-sale securities sold and gross realized (losses) gains on these sales were zero. For purpose of determining gross realized gains, the cost of securities when sold is based on the FIFO method of valuation. Net unrealized holding gains (losses) on available-for-sale securities in the amount of  $(40,042) and $(40,042), respectively, for May 31, 2011 and November 30, 2010 and have been included in accumulated other comprehensive income.

NOTE 5-   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has incurred operating losses, and  as of May 31, 2011 the Company had a working capital deficit of $737,059 and an accumulated deficit of $744,224. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 6-   COMMITMENTS AND CONTINGENCIES

Commitments:

The Company currently has no long term commitments.

Contingencies:

Under the spin-off agreement dated June 22, 2010, the company no longer has any contingent liabilities relating to the hedge fund (NIR) convertible debt financing described in note 3 and the prior period financial statements.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2011 AND 2010

NOTE 7- INCOME TAXES

As of May 31, 2011, the Company had approximately $4,256,129 in net operating loss carry forwards for federal income tax purposes which expire between 2011 and 2029.  Generally, these can be carried forward and applied against future taxable income at the tax rate applicable at that time. We are currently using a 35% effective tax rate for our projected available net operating loss carryforward. However, as a result of potential stock offerings and stock issuance in connection with potential acquisitions, as well as the possibility of the Company not realizing it’s business plan objectives and having future taxable income to offset, the Company’s use of these NOLs may be limited under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.  The Company is in the process of evaluating the implications of Section 382 on its ability to utilize some or all of its NOLs.

Components of deferred tax assets and (liabilities) are as follows:

	May 31, 2011	November 30, 2010
Net operating loss carry forwards valuation available	$1,489,645	$1,439,404

Valuation Allowances	1,489,645	1,439,404
Difference	$0	$0

In accordance with FASB ASC 740 “Income Taxes”, valuation allowances are provided against deferred tax assets, if based on the weight of available evidence, some or all of the deferred tax assets may or will not be realized. The Company has evaluated its ability to realize some or all of the deferred tax assets on its balance sheet and has established a valuation allowance in the amount of S1,489,645 at May 31, 2011 and $1,439, 404 at November 30, 2010. During the year Ended November 30, 2010 the company did record and utilize $391,397 of the total allowance at November 30, 2009 due to available taxable income being booked during the year.

NOTE 8 SPIN OFF OF DANIELS CORPORATE ADVISORY COMPANY, INC.

On June 22, 2010 the parent of INfe Human Resources, Inc. the parent company determined to spin off its subsidiary Daniels Corporate Advisory Company, Inc. to its the existing shareholder base in order to protect the tax operating loss carry forward accumulated on the company's federal tax returns as described in note 2 above.  The spin off will occur upon the effective date of the registration statement of which this prospectus is a part.

As described in Paragraph 2(c) of the Spin-Off Agreement dated as of June 22, 2010, (as part of the entire June 22, 2010 transaction (Share Exchange/Spin Off Agreements), INfe Human Resources, Inc. has agreed to assume and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations relating to the NIR Liabilities, whether accrued or unaccrued and that the Company (INfe Human Resources, Inc. ) will forever indemnify and hold harmless Daniels Corporate Advisory, Inc. (The Spin-off). The Company has accrued all the expenses of this agreement as part of these financial statements and included as other income the prior liabilities recorded to the hedge fund NIR, that were on the balance sheet at that date.

As described in the above paragraph the debt forgiven will reduce that loss carryfoward to $4,112,582. At this point all the items noted in note 3 including notes of $873,460, callable notes of $438,451 and current year accrued interest and penalties totaling $1,101,430 owed to NIR as per the closing documents of the transaction have been eliminated. As of May 31, 2011, we had outstanding liabilities of $762,949, all of which is past due or payable within 12 months.

DANIELS CORPORATE ADVISORY COMPANY, INC.

AUDITED REPORT ON FINANCIAL STATEMENTS AND NOTES

FOR THE YEARS  ENDED NOVEMBER 30, 2010 AND 2009

CONTENTS

Balance Sheets as of November 30,, 2010 (audited) and November 30, 2009 (audited)
Statements of Operations for years ended November 30, 2010 (audited) and November 30, 2009 (audited)
Statement of Cash Flows for the years ended November 30,, 2010 (audited) and November 30, 2009 (audited)
Statement of Comprehensive Gain(Loss) for the years ended November 30, 2010 (audited) and November 30, 2009 (audited)
Statement of Stockholders Equity for the years ended November 30, 2010 (audited) and November 30, 2009 (audited)
Notes to Financial Statements (audited)
Independent Auditor's Report

Daniels Corporate Advisory Company, Inc.
Balance Sheets

	November 30,	November 30,
ASSETS	2010	2009
	Audited	Audited
CURRENT ASSETS
Cash and Cash Equivalents	$357	$569
Accounts Receivable	45,500	0
Total Current Assets	45,857	569

OTHER ASSETS
Debt Discount, net of current portion	0	0
Prepaid Acquisition Cost	0	0
Financing Costs, net of current portion	0	0
Deferred Consulting Fees, net of amortization	0	0
Total Other Assets	0	0

TOTAL ASSETS	$45,857	$569

LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)

CURRENT LIABILITIES
Accounts Payable and accrued expenses	$644,284	$320,610
Callable Notes	0	438,451
Convertible Notes	0	873,460
Total Current Liabilities	644,284	1,632,521

LONG-TERM LIABILITIES
Stockholder Loans	2,250	0
Total Long Term Liabilities	2,250	0

TOTAL LIABILITIES	646,534	1,632,521

STOCKHOLDERS' EQUITY(DEFICIT)
Preferred Stock, $.001 par value; 50,000
shares authorized, issued and outstanding	50	50
Common Stock, $001 par value; 75,000,000
shares authorized, 10,000
issued and outstanding	10	10
Additional paid-in-capital	3,873,726	3,873,726
Accumulated Deficit	(4,434,421)	(5,465,696)
Accumulated other comprehensive (loss)	(40,042)	(40,042)
Total Stockholders' Equity(Deficit)	(600,677)	(1,631,952)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)	$45,857	$569

"See Accompanying Notes to Financial Statements"

Daniels Corporate Advisory Company, Inc.
Statements of Operations

	For the Years Ended
	November 30,	November 30,
	2010	2009
	Audited	Audited

REVENUES	$45,500	$0

OPERATING EXPENSES	326,136	963,879

NET INCOME(LOSS) FROM OPERATIONS	(280,636)	(963,879)

OTHER INCOME (EXPENSE):

Interest and Penalties Expense	0	(343,870)
Debt Forgiveness Income	1,311,911	0

NET LOSS BEFORE	1,031,275	(1,307,749)

PROVISION FOR INCOME TAXES

Provision for income taxes	391,397	0
Benefit due to tax loss carryforward	(391,397)	0
NET INCOME (LOSS)	$1,031,275	($1,307,749)

BASIC AND DILUTED INCOME(LOSS) PER SHARE	103.13	-130.77

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	10,000	10,000

"See Accompanying Notes to Financial Statements"

Daniels Corporate Advisory Company, Inc.
Statements of Cash Flows

	For the Years Ended
	November 30,	November 30,
	2010	2009
	Audited	Audited
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$1,031, 275	($1,307,749)

Adjustments to reconcile net income (loss):

Amortization of finance costs	0	83,486
Accretion of debt discount	0	343,870
Debt Forgiveness	(1,311,911)	0
Prepaid acquisition cost write off	0	358,761
Amortization of deferred consulting fees	0	251,373

Changes in assets and liabilities:

(Increase) in deferred tax asset	(391,397)	0
Increase in income tax payable	391,397	0
(Increase) in accounts receivable	(45,500)	0
Increase in accounts payable	323,674	225,610
Total cash flows from operating activities	(2,462)	(44,649)

CASH FLOWS FROM INVESTING ACTIVITIES:
	0	0
Total cash flows from investing activities	0	0

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from Stockholder Loans	2,250	0
Contributions of capital	0	0
Proceeds from callable notes	0	0

Total cash flows from financing activities	2,250	0

Increase(decrease) in cash and equivalents	(212)	(44,649)
Cash and cash equivalents at beginning of year	569	45,218

Cash and cash equivalents at end of year	$357	$569

"See Accompanying Notes to Financial Statements"

	Daniels Corporate Advisory Company, Inc.
	Statements of Cash Flows

	For the years months ended

	November 30. 2010	November 30. 2009
	Audited	Audited
CASH PAID DURING THE YEAR FOR:

Interest	$0	$0

Income taxes	$0	$0

Unrealized gain (loss) on securities	$0	$0

	"See Accompanying Notes to Financial Statements"

Daniels Corporate Advisory Company, Inc.
Statement of Comprehensive Income(Loss)

	For the Years Ended
	November 30,	November 30,
	2010	2009
	Audited	Audited

Net Income (loss)	$1,031,275	($1,307,749)

Other comprehensive income (loss)

Unrealized (gains)losses arising during the period	0	0

Comprehensive Income (Loss)	$1,031,275	($1,307,749)

"See Accompanying Notes to Financial Statements"

Daniels Corporate Advisory Company, Inc.
Statement of Stockholders’ Equity(Deficit)
For the years Ended November 30, 2010 and 2009
			Audited

					Contributed Capital in Excess of	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	PAR Value	Items	Deficit	Total

Balances December 1, 2008	50,000	$50	10,000	$10	$3,873,726	($40,042)	($4,157,947)	($324,203)
Net Loss FYE 11/30/09							($1,307,749)	($1,307,749)

Balances November 30, 2009	50,000	$50	10,000	$10	$3,873,726	($40,042)	($5,465,696)	($1,631,952)
Net Income FYE 11/30/10							$1,031,275	$1,031,275

Balances November 30, 2010	50,000	$50	10,000	$10	$3,873,726	($40,042)	($4,434,421)	($600,677)

"See Accompanying Notes to Financial Statements"

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 1-   ORGANIZATION AND BASIS OF PRESENTATION

Daniels Corporate Advisory Company, Inc.(The company) was incorporated in the State of Nevada on May 2, 2002. The Company was organized to offer: (a) corporate financial consulting and (b) merchant banking services for public and private client companies interested in implementing Daniels developed, agreed upon, accelerated growth strategies; including MBO/LBO, Roll-up Transactions. Merchant banking includes equity funding of the growth of client and service companies, as well as funding equity of small public companies. The business became a subsidiary in late 2003 as a result of INfe Human Resources, Inc. (a publicly quoted Nevada Company) acquiring the common stock of Daniels Corporate Advisory Company, Inc.   During August 24, 2010, INfe Human Resources, Inc. underwent a name change to Rhino Human Resources, Inc., but is still public and trades under the same (original) stock symbol: “IFHR.”

The company has a growth goal of providing advisory services to business services as well as non-business services client companies. The company works with companies seeking to create and/or acquire adjunct service businesses, whose services will initially provide better lifestyles for its existing workforce, and ultimately will be packaged, on an additional profit center basis, for sale to other small companies for the retention of their employees. The profits generated from all the financial consulting assignments will be available for venture investment in public or private client companies, as well as other quality business concept/operating companies, both public and private; through the Daniels’ Merchant Bank Division.

The Daniels Merchant Bank has an in-house equity funding program, whereby Daniels will participate in consulting client potential growth by helping finance the growth of public and private client, business service companies, as well as non-business service companies. The Merchant Bank will also participate in non-client potential growth by the purchase of equity in attractive small public companies whose growth strategies are in line with a philosophy of growth through leveraged acquisitions.

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

We have prepared the accompanying audited condensed consolidated financial statements in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) including the instructions to Form S-1 and Rule 10-01 of Regulation S-X. Such rules and regulations allow us to condense and omit certain information and footnote disclosures normally included in audited financial statements prepared in accordance with accounting principles generally accepted in the United States of America. We believe these unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal, recurring adjustments) that are necessary for a fair presentation of our consolidated financial position and consolidated results of operations for the periods presented. The information included in this Form S-1 should be read in conjunction with the consolidated financial statements and notes thereto included in our Form S-1 for the years ended November 30, 2010 and 2009. The audited consolidated financial information contained in this filing is not necessarily indicative of the results to be expected for any other interim period, or for the full year.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FASB Codification:

  In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, (“Codification”) effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in this Annual Report now refer to the Codification topic section rather than a specific accounting rule as was past practice.

Principles of Consolidation:

The financial statements include only the accounts of Daniels Corporate Advisory Company, Inc. The inter company transactions have not been eliminated with the parent company INfe Human Resources, Inc .nor any of her subsidiaries in order to provide the stand alone entity Daniels. There are no inter company transactions included that provide any income or expense generating items between any of the inter related companies.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Risk and Uncertainties:

Our future results of operations and financial condition will be impacted by the following factors, among others: our lack of capital resources, dependence on third-party management to operate the companies in which we invest and dependence on the successful development and marketing of any new products in new and existing markets. Generally, we are unable to predict the future status of these areas of risk and uncertainty. However, negative trends or conditions in these areas could have an adverse affect on our business.

Cash and Cash Equivalents:

For financial statement presentation purposes, short-term, highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintains its cash accounts at several financial institutions, which at times may exceed the insurable FDIC limit, but management believes that there is little risk of loss.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments:

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “ Fair Value Measurements and Disclosures ” (ASC 820) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability; either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3—Inputs that are both significant to the fair value measurement and unobservable.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.  These financial instruments include investments in available-for-sale securities and accounts payable and accrued expenses.    The Company has also applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investments:

Our investments consist of common stock of publicly quoted companies and are valued based on the closing stock price. We account for our investments in accordance with ASC Topic 320, Investments. We have designated our investments at November 30, 2010 as available-for-sale and reported these investments at fair value, with unrealized gains and losses recorded in other comprehensive income (loss). We determined the fair value of these investments based on the closing quoted stock price on August 31, 2010.  We base the cost of the investment sold on the specific identification method using market rates.

Comprehensive Income:

ASC Topic 220 (SFAS No. 130) establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources.  Per the consolidated financial statements, the Company has purchased available-for-sale securities that are subject to this reporting.

Other-Than-Temporary Impairment:

All of our non-marketable and other investments are subject to a periodic impairment review. Investments are considered to be impaired when a decline in fair value is judged to be other-than-temporary.

When events or changes in circumstances indicate that long-lived assets other than goodwill may be impaired, an evaluation is performed to determine if a write-down to fair value is required. When an asset is classified as held for sale, the asset's book value is evaluated and adjusted to the lower of its carrying amount or fair value less cost to sell. In addition, depreciation and amortization ceases while it is classified as held for sale.

The indicators that we use to identify those events and circumstances include:

• the investee’s revenue and earnings trends relative to predefined milestones and overall business prospects;
• the general market conditions in the investee’s industry or geographic area, including regulatory or economic changes;
• factors related to the investee’s ability to remain in business, such as the investee’s liquidity, debt ratios, and the rate at which the investee is using its cash; and

•

the investee’s receipt of additional funding at a lower valuation. If an investee obtains additional funding at a valuation lower than our carrying amount or a new round of equity funding is required for the investee to remain in business, and the new round of equity does not appear imminent, it is presumed that the investment is other than temporarily impaired, unless specific facts and circumstances indicate otherwise.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements:

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165” or ASC 855).  SFAS 165 (ASC 855) establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  SFAS 165 (ASC 855) sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  SFAS 165 (ASC 855) was effective for interim or annual financial periods ending after June 15, 2009.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (“SFAS 168” or ASC 105-10).  The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative

Non-governmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  SFAS 168 (ASC 105-10) was effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in SFAS 168.  All other accounting literature not included in the Codification is non-authoritative. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

In October 2009, the FASB issued Accounting Standard Update (“ASU”) No. 2009-13, Multiple-Deliverable Revenue Arrangements (“ASU 2009-13. This standard updates FASB ASC 605, Revenue Recognition (“ASC 605”). The amendments to ASC 605 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. These amendments to ASC 605 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company adopted these amendments on January 1, 2010.  Management does not believe that the adoption of this standard will have any impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (“ASU 2010-06”).  This standard updates FASB ASC 820, Fair Value Measurements (“ASC 820”). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of desegregations and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.  The Company adopted ASU 2010-06 on January 1, 2010, which had no material impact on the financial statements. Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition:

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Daniels Corporate Advisory Company, Inc., (Daniels) has revenues as a result of corporate financial consulting services which are recognized as services are performed. Daniels also operates the merchant banking division, which did not have any revenues to recognize.

Fixed Assets:

Fixed assets acquired would be reported at cost less accumulated depreciation, which is generally provided on the straight-line method over the estimated useful lives of the assets. Upon sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

Financing Fees:

Financing fees were being amortized over the life of the related liability on the straight-line method which is not materially different than using the effective interest method. All amortization has been expensed since the ongoing staffing operations have discontinued from which the finance fees were originally accrued.

Net Income (Loss) Per Share:

The Company reports basic and diluted earnings per share (EPS) according to the provisions of ASC Topic 260, which requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is antidilutive) outstanding. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive. Thus, these equivalents are not included in the calculation of diluted loss per share, resulting in basic and diluted loss per share being equal. The following is a reconciliation of the computation for basic and diluted EPS for the years ended November 30, 2010 and 2009:

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

:

	2010	2009
Net Income (Loss)	$1,031,275	$(1,307,749)

Weighted-average common shares outstanding basic
Weighted-average common stock	10,000	10,000
Equivalents
Stock options	-	-
Warrants	-	-
Convertible Notes	-
Weighted-average common shares outstanding- diluted	10,000	10,000

Income Taxes

The Company, a C-corporation, accounts for income taxes under ASC Topic 740 (SFAS No. 109) . Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes ” (ASC 740-10), on January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.  If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Currently the Daniels has projected $4,112,582 as of November 30, 2010 in Net Loss Operating Loss carryforwards available. The benefits of the potential tax savings will be recognized in the financial statements upon the acquisition or development of revenue source to apply against these losses. The company recognizes that the Internal Revenue Service has the final determination of the NOL available going forward and that amount may be significantly different from that recorded to date.

NOTE 3-   CONVERTIBLE NOTES PAYABLE

The former Parent Company INfe Human Resources, Inc.(the Parent Company) executed a Securities Purchase Agreement to issue 8% secured convertible notes payable in the amount of $3,093,000.  Of this amount, $1,781,089 was transferred to the other subsidiaries of the parent INfe Human Resources, Inc. to facilitate the purchase of operating staffing companies and their expansion. The following information pertains to the convertible notes in their entirety of the Parent Company INfe Human Resources, Inc. of which Daniels Corporate Advisory Company, Inc. was allocated $1,311,911 and zero warrants and any conversion calculations  relates to the publicly quoted  parent INfe Human Resources, Inc. The notes are convertible at anytime by the holder of the security into shares of common stock, par value $.001 per share.  In addition, the Parent Company issued warrants enabling the holder to purchase 800,000 shares of common stock at an exercise price of $1.50 per share, warrants enabling the holder to purchase 10,000,000 shares of common stock at an exercise price of $0.10 and warrants enabling the holder to purchase 10,000,000 shares of common stock at an exercise price of $0.02 per share. The Parent Company has issued $2,715,000 of convertible notes in five tranches. One tranche of $1,250,000 was issued on November 29, 2005 the second tranche of $750,000 was issued on February 14, 2006, the third tranche of $435,000 was issued on November 23, 2007 and the fourth tranche of $175,000 was issued on April 11, 2008. A fifth tranche of $105,000 was issued in June of 2008. The notes mature 3 years from their date of issue.  The warrants’ value, relative to the corresponding notes, has been accounted for as a debt discount, being amortized over the life of the corresponding convertible notes.  The value of the warrants has been determined using the Black-Scholes pricing model as follows on the following page:

	April 11,	November 23,	February 14,	November 29,
Issue Date	2008	2007	2006	2005
Valuation assumptions:
Expected term (in years)	5	5	5	5
stock price volatility	436%	482%	125%	132%
Expected stock dividend yield	0%	0%	0%	0%
Risk-free interest rate	2.95%	3.40%	4.60%	4.40%
Fair value per warrant	$0.025	$0.10	$0.35	$0.54
Number of warrants	10,000,000	10,000,000	300,000	500,000
Value of warrants	$160,000	$1,000,000	$105,263	$271,458
Relative value of warrants	$102,941	$303,136	$92,308	$223,025

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 3-   CONVERTIBLE NOTES PAYABLE (CONTINUED)

Fees amounted to $109,259 (net of amortization) at November 30 2009 related to the convertible notes are being amortized over the life of the notes.

These notes contain conversion prices per underlying common share which were below the market value of the Parent Company’s stock at the dates of issue. Because the conversion was “in-the-money” at the date of each issue, the Parent Company recognized an expense of $343,870, $290,248, $248,687, $89,749 and $1,026,975, respectively, in the years  2009, 2008, 2007, 2006 and 2005, respectively. In addition the Parent Company issued $294,812 of callable secured convertible notes in exchange for accrued interest of a like amount.

Although the Parent Company has not met some of the terms of the agreement, the lender has stated that the notes will not be considered as being in default.  The notes have been classified as current liabilities in the accompanying balance sheets since they may be called at any time. If the agreement were strictly followed, there would be substantial penalties for interest due because of a default and significant penalties for the inability to satisfy stock registration rights under the agreement could also be imposed in the future.

As described above, the Parent Company has executed an agreement with four entities in which the Parent Company may issue up to $3,093,000 of convertible debt upon certain milestones being reached by the Parent Company. These notes are convertible into shares of common stock of the Parent Company at a variable conversion price equal to fifty percent (subsequently renegotiated to thirty percent) of the average of the lowest three (3) trading prices of the stock during the twenty days prior to the conversion.  The convertible notes are available for conversion into shares of common stock in the amount of the principal balance of the note plus any accrued and unpaid interest.  No holder or its affiliate may convert the notes for shares in excess of ownership in the Parent Company of greater than 4.99%.

The convertible notes are issued at par and bear interest at 8% quarterly.  A condition of the convertible notes is that the Parent Company must file a registration statement, which has become effective.  Failure on the Parent Company’s part to have a registration statement become effective could subject the Parent Company to a registration default fee and liquidated damages under the agreement that currently total approximately $2.5 million. In addition to the issuance of the convertible notes payable, the Parent Company was required to issue warrants to the Note Holders to purchase shares of common stock of the Parent Company at various exercise prices per share.  On November 29, 2005, the Parent Company issued 500,000 warrants which are exercisable at $1.50 per share for 500,000 shares of common stock and expire November 29, 2010.  The Parent Company issued an additional 300,000 warrants on February 14, 2006 and 10,000,000 additional warrants exercisable at $0.10 per share were issued on November 23, 2007. Further, 10,000,000 additional warrants exercisable at $0.02 per share were issued on April 11, 2008. These warrants expire 5 years from the date of issuance.

The Parent Company holds a call option that would allow the Parent Company to prepay the convertible notes under certain conditions. As long as the Parent Company is not in default, the Parent Company has sufficient number of shares to convert the full amount of the notes, and the Parent Company’s stock is trading at or below $1.00, then at any time after the Issue Date, with ten (10) trading days prior written notice to the Note Holders, the Parent Company has the option to prepay all of the outstanding Notes.  The prepayment amount is tiered based on when the call option is exercised and varies from 125% to 140% of the outstanding balance, plus default interest and penalties if applicable.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 3-   CONVERTIBLE NOTES PAYABLE (CONTINUED)

Moreover, the Parent Company holds a partial call option.  In the event that the price of the Common Stock, for each day of a month is below $.57, the Borrower may, at its option, prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by thirty-six (36) plus one month’s interest.  If the Company fails to deliver certificates for the Warrant Shares within five (5) business days after exercise, it is liable to the Holder for a penalty equal to 2% of the number of Warrant Shares that the holder is entitled to multiplied by the Market Price for each day that the Parent Company fails to deliver certificates for the Warrant Shares.

The warrants contain a cashless exercise provision, which can be utilized if there is no effective resale registration statement at the time of exercise.  In the event of a Cashless Exercise, the Holder receives a number of shares of Common Stock determined by multiplying the number of Warrant Shares to which the Holder would otherwise be entitled by a fraction, the numerator of which is the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which is the then current Market Price per share of Common Stock.

The Warrants contain a limitation whereby the Holder cannot exercise shares such that the Holder would beneficially own, including all other share ownership, in excess of 4.99% of the outstanding common stock of the Parent Company. The Warrants contain anti-dilution provisions whereby the price is adjusted for issuances of common stock by the Parent Company for no consideration or consideration below market value.

Concurrently with the execution of the Securities Purchase Agreement for the convertible notes, the Parent Company entered into a Registration Rights Agreement requiring the Parent Company to register 2 times the total number of shares issuable upon conversion of the convertible notes and all shares underlying the warrants. Under the registration rights agreement, if the registration statement relating to the securities is not declared effective by the SEC within 120 days of the issuance of the note, INfe is obligated to pay a registration default fee equal to the principal of the Convertible Notes outstanding multiplied by .02 multiplied by the sum of the number of months that the registration statement is not yet effective, on a pro rata basis. In addition, The Parent Company’s failure to make this registration effective could result in the assessment of liquidated damages in the amount of $5,000 for each $250,000 of Outstanding Principal per month against INfe beginning four months from the date of issuance of the notes. The potential registration default fee and liquidated damages amount to approximately $2.2 million at November 30 2009..

Furthermore, a breach of the representation and warranties contained in the Securities Purchase Agreement, a failure to accept an otherwise legally valid transfer or re-sale of the securities, and the failure to reserve and have authorized 2 times the amount of shares necessary for the conversion of the notes and warrants, exposes the Parent Company to liquidated damages in the amount of thee percent (3%) of the outstanding amount of the notes per month plus accrued and unpaid interest on the Notes, prorated for partial months, in cash or shares at the option of the Parent Company. At May 31, 2010 potential liquidated damages amounted to of $2.5 million.

In the event that the Parent Company elects to make payment of liquidated damages in common stock, such stock is to be issued at the conversion rate at the time of such issuance. The Parent Company is also required to pay a penalty of $2,000 per day to the investors if they fail to deliver the shares of common stock upon a conversion of the Convertible Notes within two business days upon receipt of the conversion notice. As of August 31, 2010, the Lender has stated that the Notes will not be considered in default but has not waived its right to do so in the future. Accordingly, the Parent Company has not accrued damages in its financial statements.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

As of August 31, 2010 the Parent Company reached an agreement dated June 22, 2010 and highlighted in note 7, settling all of the above notes and accrued interest and penalties in exchange for ownership control in the parent INfe Human Resources, Inc. as detailed in note 7.

NOTE 4- INVESTMENTS

Investments consist of a portfolio of common stocks trading on the OTC: BB.  The fair market values of the investments were $40 and $40 at November 30, 2010 and 2009, respectively.  Unrealized losses for the years ended November 30, 2010 and 2009 were unchanged.

Marketable securities are classified as available-for-sale. During the year ended November 30, 2010 and 2009, there were no available-for-sale securities sold and gross realized (losses) gains on these sales were zero. For purpose of determining gross realized gains, the cost of securities when sold is based on the FIFO method of valuation. Net unrealized holding gains (losses) on available-for-sale securities in the amount of  $(40,042) and $(40,042), respectively, for November 30, 2010 and 2009 and have been included in accumulated other comprehensive income.

NOTE 5-   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has incurred operating losses, and as of November 30, 2010 the Company had a working capital deficit of $598,427 and an accumulated deficit of $600,677. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. .  There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 6-   COMMITMENTS AND CONTINGENCIES

Commitments

The Company currently has no long term commitments.

Contingencies

Under the spin-off agreement dated June 22, 2010, the company no longer has any contingent liabilities relating to the hedge fund (NIR) convertible debt financing described in note 3 and the prior period financial statements.

DANIELS CORPORATE ADVISORY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2010 AND 2009

NOTE 7- INCOME TAXES

As of November 30, 2010, the Company had approximately $4,112,582 in net operating loss carry forwards for federal income tax purposes which expire between 2011 and 2029.  Generally, these can be carried forward and applied against future taxable income at the tax rate applicable at that time. We are currently using a 35% effective tax rate for our projected available net operating loss carryforward. However, as a result of potential stock offerings and stock issuance in connection with potential acquisitions, as well as the possibility of the Company not realizing it’s business plan objectives and having future taxable income to offset, the Company’s use of these NOLs may be limited under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.  The Company is in the process of evaluating the implications of Section 382 on its ability to utilize some or all of its NOLs.

Components of deferred tax assets and (liabilities) are as follows:

	November 30, 2010	November 30, 2009
Net operating loss carry forwards available	$1,439,404	$1,830,801

Valuation Allowances	1,439,404	1,830,801
Difference	$0	$0

In accordance with FASB ASC 740 “Income Taxes”, valuation allowances are provided against deferred tax assets, if based on the weight of available evidence, some or all of the deferred tax assets may or will not be realized. The Company has evaluated its ability to realize some or all of the deferred tax assets on its balance sheet and has established a valuation allowance in the amount of $1,439, 404 at November 30, 2010. During the year Ended November 30, 2010 the company did record and utilize $391,397 of the total allowance at November 30, 2009 due to available taxable income being booked during the year.

NOTE 8 SPIN OFF OF DANIELS CORPORATE ADVISORY COMPANY, INC.

On June 22, 2010 the parent of INfe Human Resources, Inc. the parent company determined to spin off its subsidiary Daniels Corporate Advisory Company, Inc. to its the existing shareholder base in order to protect the tax operating loss carry forward accumulated on the company's federal tax returns as described in note 2 above.  The spin off will occur upon the effective date of the registration statement of which this prospectus is a part.

As described in Paragraph 2(c) of the Spin-Off Agreement dated as of June 22, 2010, (as part of the entire June 22, 2010 transaction (Share Exchange/Spin Off Agreements), INfe Human Resources, Inc. has agreed to assume and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations relating to the NIR Liabilities, whether accrued or unaccrued and that the Company (INfe Human Resources, Inc. ) will forever indemnify and hold harmless Daniels Corporate Advisory, Inc. (The Spin-off). The Company has accrued all the expenses of this agreement as part of these financial statements and included as other income the prior liabilities recorded to the hedge fund NIR, that were on the balance sheet at that date.

As described in the above paragraph the debt forgiven will reduce that loss carryfoward to $4,112,582. At this point all the items noted in note 3 including notes of $873,460, callable notes of $438,451 and current year accrued interest and penalties totaling $1,101,430 owed to NIR as per the closing documents of the transaction have been eliminated. As of November 30, 2010, we had outstanding liabilities of $1,031,275, all of which is past due or payable within 12 months.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Daniels Corporate Advisory Company, Inc.

We have audited the accompanying balance sheet of Daniels Corporate Advisory Company, Inc. (the Company) as of November 30, 2010, and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Daniels Corporate Advisory Company, Inc. as of November 30 2010, and 2009, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5, the Company has incurred significant losses since inception and had a working capital deficit of $598,427.  These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey

September 20, 2011

DANIELS CORPORATE ADVISORY COMPANY, INC.

4,800,972 Shares of

Common Stock

________________________

PROSPECTUS

________________________

__________, 2011

Until _______, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by Daniels Corporate Advisory in connection with the offering described in this registration statement.  All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee	$230
Accounting fees and expenses	5,000
Legal fees and expenses	50,000
Printing	1,000
State securities fees	2,000
Transfer agent fees	1,000
Miscellaneous	1,000
Total	$60,230

Item 14.

Indemnification of Officers and Directors.

Our bylaws provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to Daniels Corporate Advisory or our stockholders for damages for breach of such director’s or officer’s fiduciary duty.  The effect of this provision of our bylaws is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of Daniels Corporate Advisory) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Daniels Corporate Advisory pursuant to the foregoing provisions, or otherwise, Daniels Corporate Advisory has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Daniels Corporate Advisory of expenses incurred or paid by a director, officer or controlling person of Daniels Corporate Advisory in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Daniels Corporate Advisory will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.

Recent Sales of Unregistered Securities.

None.

Item 16.

Exhibits and Financial Schedules.

Exhibit No.	Identification of Exhibit
3.1**	Articles of Incorporation of Daniels Corporate Advisory Company, Inc. filed with the Secretary of State of Nevada on May 2, 2002.
3.2**	Amended and Restated Articles of Incorporation of Daniels Corporate Advisory Company, Inc. filed with the Secretary of State of Nevada on August 4, 2010.
3.3**	Bylaws of Daniels Corporate Advisory Company, Inc. adopted May 2, 2002.
3.4**	Amended and Restated Bylaws of Daniels Corporate Advisory Company, Inc. adopted August 4, 2010.
3.5**	Daniels Corporate Advisory Company, Inc. Preferred Stock Designation filed with the Secretary of State of Nevada on August 4, 2010.
5.0*	Opinion of Counsel.
10.1**	Charter of the Audit Committee of Daniels Corporate Advisory Company, Inc.
10.2**	Code of Business Conduct of Daniels Corporate Advisory Company, Inc.
10.3**	Code of Ethics for Senior Executive Officers and Senior Financial Officers of Daniels Corporate Advisory Company, Inc.
10.4**	Charter of the Compensation Committee of Daniels Corporate Advisory Company, Inc.
10.5**	Corporate Governance Principles of the Board of Directors of Daniels Corporate Advisory Company, Inc.
10.6**	Charter of the Executive Committee of the Board of Directors of Daniels Corporate Advisory Company, Inc.
10.7**	Charter of the Finance Committee of Daniels Corporate Advisory Company, Inc.
10.8**	Charter of the Governance and Nominating Committee of Daniels Corporate Advisory Company, Inc.
10.9**	Reporting Financial Integrity Concerns,
10.10**	Spin Off Agreement
10.11*	Consulting Services Agreement between Broadleaf Capital Partners, Inc. and Daniels Corporate Advisory Company, Inc., dated February 21, 2011.
10.12**	Securities Purchase Agreement dated as of November 29, 2005, between INfe Human Resources, Inc. and various purchasers.
11.0***	Statement Regarding Computation of Per Share Earnings.
23.1*	Consent of Counsel.
23.2*	Consent of Independent Certified Public Accountants.

____________

*

Filed herewith.

**

Previously filed.

***

Incorporated by reference from the material contained in the registration statement.

Item 17.

Undertakings.

(a)

The undersigned Registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

Each prospectus filed pursuant to Rule 424(b) of Regulation C as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of Regulation C, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(1)

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act of 1933;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

As required under the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Forest Hills, New York, on September 20, 2011.

DANIELS CORPORATE ADVISORY COMPANY, INC.

By  /s/ Arthur D. Viola

    Arthur D. Viola, Chief Executive Officer

By  /s/ Arthur D. Viola

    Arthur D. Viola, Principal Financial Officer

    and Principal Accounting Officer

As required under the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE
/s/ Arthur D. Viola Arthur D. Viola	Chief Executive, Chairman of the Board, Principal Financial Officer, Principal Accounting Officer, and Secretary	September 20, 2011